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                                                                 EXHIBIT 10.23

                                                                  FINAL: 8/24/92

                    SINGLE TENANT INDUSTRIAL LEASE AGREEMENT

                                     between

                         SHUWA INVESTMENTS CORPORATION,

                            a California corporation

                                    "Lessor"

                                       and

                             READ-RITE CORPORATION,

                             a Delaware corporation

                                    "Lessee"

                                  dated as of

                                August 24, 1992

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                                TABLE OF CONTENTS

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                                                                                                                    PAGE
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
1.  Parties ......................................................................................................    1

2.  Premises .....................................................................................................    1

3.  Term .........................................................................................................    1
    3.1.  Term ...................................................................................................    1
    3.2.  [INTENTIONALLY OMITTED] ................................................................................    2
    3.3.  Condition of Premises ..................................................................................    2
    3.4.  Early Possession .......................................................................................    3
    3.5.  Conditions Precedent to Commencement of Lease Term .....................................................    3

4.  Rent .........................................................................................................    5
    4.1.  Base Rent ..............................................................................................    5
    4.2.  Operating Expenses .....................................................................................    5
    4.3.  Operating Expense Statements ...........................................................................    9
    4.4.  Lessor's Obligation to Maintain Structural Elements of Building ........................................   10
    4.5.  Lessee's Right to Contest ..............................................................................   10

5.  Security Deposit .............................................................................................   11

6.  Use ..........................................................................................................   12
    6.1.  Use ....................................................................................................   12
    6.2.  Compliance with Law ....................................................................................   12

7.  Maintenance, Repairs and Alterations..........................................................................   12
    7.1.  Lessor's Obligations ...................................................................................   12
    7.2.  Lessee's Obligations ...................................................................................   14
    7.3.  Environmental Matters ..................................................................................   15
    7.4.  Alterations and Additions ..............................................................................   22
    7.5.  Lessor Advances for Initial Improvements ...............................................................   24

8.  Insurance; Indemnity .........................................................................................   25
    8.1.  Insurance - Lessee .....................................................................................   25
    8.2.  Insurance - Lessor .....................................................................................   26
    8.3.  General Insurance Matters ..............................................................................   26
    8.4.  Waiver of Subrogation ..................................................................................   27
    8.5.  Indemnity ..............................................................................................   27
    8.6.  Exemption from Liability ...............................................................................   28

9.  Damage or Destruction ........................................................................................   29
    9.1.  Definitions ............................................................................................   29
    9.2.  Premises Partial Damage  ...............................................................................   29
    9.3.  Premises Total Destruction .............................................................................   30
    9.4.  Damage Near End of Term ................................................................................   31
    9.5.  Abatement of Rent; Lessee's Remedies ...................................................................   32

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
     9.6.  Termination - Advance Payments .........................................................................   32
     9.7.  Waiver .................................................................................................   32
     9.8.  Adjustment of Claims ...................................................................................   32

10.  Personal Property Taxes ......................................................................................   32

11.  Utilities ....................................................................................................   33

12.  Assignment and Subletting ....................................................................................   33
     12.1. Lessor's Consent Required ..............................................................................   33
     12.2. Terms and Conditions of Assignment......................................................................   34
     12.3. Terms and Conditions Applicable to Subletting ..........................................................   35
     12.4. Bonus Rent .............................................................................................   36
     12.5. Attorney's Fees ........................................................................................   37
     12.6. Remedy .................................................................................................   37

13.  Default; Remedies ............................................................................................   38
     13.1. Default ................................................................................................   38
     13.2. Remedies ...............................................................................................   39
     13.3. Late Charges ...........................................................................................   40

14.  Condemnation .................................................................................................   40

15.  Estoppel Certificate .........................................................................................   41

16.  Lessor's Liability ...........................................................................................   42
     16.1. Limitation on Lessor Liability .........................................................................   42
     16.2. Lessor Liability for Environmental Conditions ..........................................................   42

17.  Severability .................................................................................................   44

18.  Interest on Past-Due Obligations .............................................................................   44

19.  Time of Essence ..............................................................................................   44

20.  Additional Rent ..............................................................................................   44

21.  Incorporation of Prior Agreements; Amendments ................................................................   44

22.  Notices ......................................................................................................   45

23.  Waivers ......................................................................................................   45

24.  Recording ....................................................................................................   45

25.  Holding Over .................................................................................................   45

26.  Cumulative Remedies ..........................................................................................   46

27.  Covenants and Conditions .....................................................................................   46

28.  Binding Effect; Choice of Law ................................................................................   46

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
29.  Subordination/Mortgagee Right to Cure ...........................................................................   46
     29.1   Subordination ............................................................................................   46
     29.2.  Mortgagee Right to Cure ..................................................................................   47

30.  Attorneys' Fees .................................................................................................   47

31.  Lessor's Access .................................................................................................   47
     31.1.  General Right of Entry ...................................................................................   47
     31.2.  General Conduct of Lessor ................................................................................   47

32.  Auctions ........................................................................................................   48

33.  Signs ...........................................................................................................   48

34.  Merger ..........................................................................................................   48

35.  Consents ........................................................................................................   48

36.  Brokers .........................................................................................................   48

37.  Quiet Possession ................................................................................................   49

38.  Options to Extend ...............................................................................................   49

39.  Right of First Refusal ..........................................................................................   50
     39.1.  Lessee's Right of First Refusal ..........................................................................   50
     39.2.  Permitted Excluded Transfers .............................................................................   51
     39.3.  Bona Fide Offer/Reimbursement of Due Diligence Expenses ..................................................   52
     39.4.  Modification to Bona Fide Offer ..........................................................................   52
     39.5.  Personal to Lessee .......................................................................................   52
     39.6.  Termination of Section 16.2 ..............................................................................   52

40.  Security Measures ...............................................................................................   53

41.  Easements .......................................................................................................   53

42.  Authority .......................................................................................................   53

43.  Conflict ........................................................................................................   53

44.  Offer ...........................................................................................................   53

45.  Headings/Defined Terms ..........................................................................................   54
     45.1.    Headings ...............................................................................................   54
     45.2.    Defined Terms ..........................................................................................   54
Exhibit A - Exhibit A
Rider 1   - Fair Market Rent
Rider 2   - Arbitration Procedure For Financial Creditworthiness of Transferee

                                      iii

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                         SINGLE TENANT INDUSTRIAL LEASE

1.       PARTIES.

This Lease, dated for reference purposes only, August 24, 1992, is made by and between SHUWA INVESTMENTS CORPORATION, a California corporation (herein called "Lessor") and READ-RITE CORPORATION, a Delaware corporation (herein called "Lessee").

2.       PREMISES.

Lessor hereby leases to Lessee and Lessee leases from Lessor for the term, at the rental, and upon all of the conditions set forth herein, the improved real property situated in the City of Fremont, County of Alameda, State of California, commonly known as 44100 Osgood Road, outlined on Exhibit A attached hereto (the "Premises"), including the existing two (2) story concrete tilt-up building thereon (the "Building"), including rights of access and the use of the roof of the Building.

3.       TERM.

         3.1. TERM. This Lease shall constitute the binding agreement of Lessor and Lessee, and the obligations of Lessor and Lessee shall be effective, upon the execution and delivery of this Lease by both Lessor and Lessee. The term of this Lease (the "Lease Term") shall be for a period of approximately ten
(10) years, commencing on March 1, 1993 (the "Scheduled Commencement Date"), provided such date may be extended by "Force Majeure", as hereinafter provided, and ending on February 28, 2003 (the "Expiration Date"), as such date may be extended by "Force Majeure", as hereinafter provided, unless sooner terminated pursuant to any provision hereof. Subject to Sections 9 (Damage and Restruction) and 14 (Condemnation), Lessor shall deliver possession of the Premises to Lessee on the later of (i) September 1, 1992, or (ii) the date Lessee unconditionally waives or removes all of the conditions precedent to the commencement of the Lease Term as provided in Section 3.5 hereof (the "Delivery Date").

         3.1.1 If, following the Delivery Date a Force Majeure event occurs, and this Lease is not otherwise terminated in accordance with the terms hereof, the Scheduled Commencement Date and the Expiration Date shall be delayed by the number of days Lessee is prevented, despite commercially reasonable efforts undertaken by Lessee, in completing construction of any tenant improvements to the Premises necessary for Lessee to conduct its business operations in the Premises. As used in this Lease, the term "Force Majeure" means delays in the construction of the Premises caused directly by acts of war, public insurrection, shortage of materials, acts of God, or other causes beyond the reasonable control of Lessee, exercising commercially reasonable

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due diligence. "Force Majeure" shall specifically not include delays caused by inclement weather of the type that may be expected in Northern California, delays caused by the general contractor or any subcontractor, delays caused by governmental requirements in the construction of the improvements, or delays caused by materials requiring long lead times. As used in this Lease, the term "Commencement Date" shall mean the date when the Lease Term commences.

         3.1.2 Notwithstanding anything to the contrary in this Lease, if the Commencement Date shall not have occurred on or before March 1, 1994, either party, shall have the right to terminate this Lease without liability to the other party as a result of such termination; provided, however, any termination of this Lease shall not affect the liability of any party to the other accruing prior to the date of such termination.

         3.2.     [INTENTIONALLY OMITTED].

         3.3. CONDITION OF PREMISES. Except as otherwise expressly provided in this Lease to the contrary, Lessor shall not be responsible for the construction or installation of any improvements or facilities in and to the Premises and/or the Building. Subject to the terms of this Section 3.3 and except as provided in Section 7.3 hereof, Lessee shall accept delivery of possession of the Premises in its "AS IS" and "WITH ALL FAULTS" condition existing as of the Delivery Date, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises, and any covenants or restrictions of record; provided, however, that such acceptance by Lessee shall not release Lessor from its obligations under this Lease, including, without limitation, Sections 3.3.1, 7.1 and 7.3 of this Lease. Except, as otherwise expressly provided in this Lease, Lessee acknowledges that neither Lessor nor Lessor's employees or agents has made any representation or warranty as to the present or future suitability of the Premises for the conduct of Lessee's business and that Lessee is relying solely on its own investigations, examinations and inspections of the Premises and those of Lessee's representatives and is not relying in any way on any information furnished by Lessor or any of its agents or representatives (including, without limitation, Lessor's real estate brokers).

         3.3.1 Lessor shall deliver the Premises to Lessee on the Delivery Date clean and free of debris, and hereby warrants to Lessee that the electrical, plumbing, lighting and mechanical systems of the Building (referred to in this Lease as the "Building Systems"), and the loading doors and other improvements constructed and installed in the Building (including the roof, the roof membrane and other structural elements) existing as of the Delivery Date shall be in good operating condition and repair as of the Commencement Date and in compliance with all applicable building regulations, laws, statutes, ordinances, rules, orders and

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covenants and restrictions of record applicable to the Building in its "AS IS"
condition as of the Delivery Date. If non-compliance with said warranty exists as of the Commencement Date, Lessor shall, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify the same at Lessor's sole cost and expense (and not charged to Lessee), and such repair and correction shall be the sole and exclusive remedy of Lessee as against Lessor. If Lessee does not give Lessor written notice of a non-compliance with this warranty within one hundred eighty (180) days of the Commencement Date, correction of that non-compliance shall, except as otherwise provided in this Lease, be the obligation of Lessee, at Lessee's sole cost and expense. Notwithstanding anything to the contrary in the foregoing, Lessor's obligation to repair latent defects in the original construction or design of any Building Systems and improvements (including the roof, roof membrane and structural elements of the Building) shall not be subject to said one hundred and eighty
(180) day statute of limitations.

         3.4. EARLY POSSESSION. Lessee shall have the right to accept possession and commence occupancy of the Premises, at any time prior to the Scheduled Commencement Date and after the satisfaction or waiver in writing by Lessee of the conditions precedent set forth in Section 3.5 below. If Lessee commences occupancy for other than construction purposes (including installation of fixtures, equipment and furnishings), prior to the Scheduled Commencement Date, the Lease Term shall commence on such date (but such occupancy shall not advance the Expiration Date); provided, however, during any period of occupancy of the Premises prior to the Scheduled Commencement Date, Lessee's obligation to pay rent shall be limited to the payment of Operating Expenses, as provided in
Section 4.2 hereof, in the ratio that the portion of the Building occupied by Lessee bears to the entire Building. If Lessee elects to accept early possession of the Premises, Lessee shall give written notice to Lessor prior to commencing occupancy thereof.

         3.5. CONDITIONS PRECEDENT TO COMMENCEMENT OF LEASE TERM. Notwithstanding anything to the contrary contained in this Lease, this Lease is expressly conditioned upon satisfaction or waiver by Lessee of the conditions precedent provided in this Section 3.5. Upon the failure of any of the conditions precedent set forth below, and provided Lessee has so notified Lessor within the time period set forth below, this Lease shall terminate and neither party shall have any further rights or obligations with respect to this Lease or the Premises accruing from and after the date of termination; provided, however, upon any termination of this Lease in accordance with this Section 3.5, Lessor shall promptly return to Lessee the prepaid rent delivered to Lessor, as provided in Section 4.1.

         3.5.1    At Lessee's sole cost and expense, and subject to

                                       3
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that certain Permit to Enter dated as of July 13, 1992 entered into by and between Lessor and Lessee (the "Permit to Enter"), Lessee shall have satisfied itself that any easements encumbering the Premises do not interfere with Lessee's intended use of the Premises and that Lessee can obtain all necessary permits and approvals from the City of Fremont and any other governmental entity with jurisdiction over the intended use of the Premises. This condition precedent shall be deemed waived unless Lessor has received written notice of Lessee's unequivocal written election to terminate this Lease no later than September 15, 1992.

         3.5.2 At Lessee's sole cost and expense, and subject to the Permit to Enter, Lessee shall have satisfied itself concerning the environmental condition of the Premises; provided, however, the satisfaction or waiver of this condition shall not impair or constitute a waiver by Lessee of any of its rights under Section 7.3 of this Lease or be deemed to be or construed as evidence that the Premises are free of Hazardous Materials (as that term is hereinafter defined) or that no Releases (as that term is hereinafter defined) have occurred at the Premises. This condition precedent shall be deemed waived unless Lessor has received written notice of Lessee's unequivocal written election to terminate this Lease no later than September 15, 1992.

         3.5.3 At Lessee's sole cost and expense, and subject to the Permit to Enter, Lessee shall have completed such due diligence inspections of all Building Systems (including, without limitation, Utility Installations (as that term is hereinafter defined)) and existing improvements of the Building. This condition precedent shall be deemed waived unless Lessor has received written notice of Lessee's unequivocal written election to terminate this Lease no later than September 1, 1992. Subject to the foregoing, Lessee may, at any time, prior to September 1, 1992, deliver to Lessor a written notice describing any Building Systems and improvements that, in Lessee's opinion, require maintenance or repair and, provided the total cost to Lessor (as reasonably estimated by Lessor) of performing such repairs and maintenance actions is less than $100,000, Lessor, at its sole cost and expense (and not charged to Lessee), shall cause such repair and maintenance to be completed as promptly as commercially practicable and in no event later than the Scheduled Commencement Date.

         3.5.4 In the event Lessee determines that despite its exercise of due diligence it is unwilling or unable to remove any of the conditions precedent set forth in Sections 3.5.1 or 3.5.2 prior to September 15, 1992, then, provided Lessee shall deliver to Lessor (i) a certificate signed by its chief financial officer that Lessee has paid or incurred in excess of $50,000 in out of pocket expenses (exclusive of attorneys' fees) in connection with its due diligence investigation of the Premises, and (ii) a certificate signed by Mr. James Williams, Facilities Manager for Lessee, stating with reasonable specificity the matters of due diligence as to which Lessee has been unable to satisfy itself (The "Facilities

                                       4
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Manager's Certificate"), Lessee shall have the right to extend the expiration of the due diligence period until November 1, 1992, solely as to the satisfaction of the matters noted in the Facilities Manager's Certificate.

4.       RENT.

         4.1. BASE RENT. Lessee shall pay to Lessor, as base rent for the Premises, the following amounts (the "Base Rent"), without any offset or deduction, in advance, on the first day of each month of the Lease Term hereof:

                  (1) the period from the Commencement $ 68,456.02 Date through the day immediately preceding the first anniversary thereof:

                  (2) the period from the first $109,446.16 anniversary of the Commencement Date through the day immediately preceding the fifth anniversary thereof:

                  (3) the period from the fifth $131,193.70 anniversary of the Commencement Date through the day immediately preceding the seven and one-half year anniversary of the Commencement Date (the "7 1/2 Year Anniversary"):

                  (4) the period from the 7 1/2 Year $144,785.90 Anniversary through the Expiration Date:

Lessee shall pay Lessor upon execution hereof Base Rent for the first full calendar month of the Lease Term. If the Commencement Date is other than the first day of the calendar month, Lessee shall pay the Base Rent for the first partial month of the Lease Term on the Commencement Date and the Base Rent delivered by Lessee upon execution of this Lease shall be applied as hereinabove provided. Rent for any period during the Lease Term which is for less than one
(1) month shall be a pro rata portion of the Base Rent. Rent shall be payable in lawful money of the United States to Lessor at the address stated at the end of this Lease or to such other persons or at such other places as Lessor may designate in writing.

         4.2. OPERATING EXPENSES. Subject to Section 4.2(c), Lessee shall pay to Lessor during the term hereof, in addition to the Base Rent, the actual cost of all Operating Expenses, as hereinafter defined, during each calendar year of the Lease Term, in accordance with the following provisions:

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                  (a)      "Operating Expenses" is defined, for purposes of this
Lease, as all reasonable costs and expenses incurred by Lessor, if any, for:

                           (i)      The operation, repair and maintenance of the
following:

                                    (aa)     The Premises, including, without
                                             limitation, parking areas, loading
                                             and unloading areas, trash areas,
                                             roadways, sidewalks, walkways,
                                             parkways, driveways, landscaped
                                             areas, striping, irrigation
                                             systems, exterior lighting
                                             facilities and fences and gates;

                                    (bb)     Trash disposal services;

                                    (cc)     The cost of (i) painting the
                                             Building one (1) time each five (5)
                                             years during the term of this
                                             Lease, (ii) resaturation of the
                                             roof membrane one (1) time during
                                             the term of this Lease at a cost
                                             not to exceed $5,000; and

                                    (dd)     Any other service expressly
                                             provided in this Lease as the
                                             responsibility of Lessor, excluding
                                             any such service which this Lease
                                             provides cannot be charged back to
                                             Lessee.

                           (ii)     The deductible portion of any insured loss;
provided, however, unless otherwise approved in advance by Lessee, the deductible under any insurance policy maintained by Lessor shall not exceed $25,000 per occurrence.

                           (iii)    A management fee (the "Management Fee")
equal to $22,700 per year, commencing in the calendar year during which the Commencement Date occurs; provided, however, the Management Fee shall not be payable to Lessor from and after a transfer of title to the Premises by the named Lessor under this Lease where the named Lessor is released from its obligations under Section 7.3.2 of this Lease pursuant to Section 16.2 of this Lease.

                           (iv)     The cost of the premiums for the liability
and property insurance policies to be maintained by Lessor; provided, however, unless otherwise approved in advance by Lessee, the cost of any flood, earthquake or pollution coverage maintained, if at all, by Lessor shall not be an Operating Expense.

                           (v)      The amount of Real Property Taxes paid by
Lessor.

                           (vi)     The cost of water, gas and electricity to

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service the Premises.

                           (vii)    Capital improvements, expenditures and/or
replacements to all or any portion of the Premises (including any Building Systems), except as hereinafter provided.

                  (b) "Real Property Taxes" is defined, for purposes of this Lease, as any form of real estate tax, assessment, levy, fee or charge, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, transit charges, housing and local employment assessments, open space charges or any other tax, assessment, levy or fee, of any kind, unforeseen as well as foreseen, assessed, levied, charged, confirmed or imposed on the Premises or any portion thereof by any authority having the direct or indirect power to tax, including any city, county, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, as against any legal or equitable interest of Lessor in the Premises or in any portion thereof, as against Lessor's right to rent or other income therefrom, and as against Lessor's business of leasing the Premises. The term "Real Property Tax" shall also include any tax, fee, levy, assessment or charge (i) in substitution of, partially or totally, any tax, fee, levy, assessment or charge hereinabove included within the definition of "Real Property Tax", or (ii) assessments imposed by any governmental agency for services provided to the Premises such as police, fire protection, street, sidewalk and road maintenance, refuse removal and/or for other governmental services. The term Real Property Taxes shall also include all costs, fees and expenses of contesting by appropriate legal proceedings the amount or validity of any Real Property Taxes, or (iii) which is imposed as a result of a transfer, either partial or total, of Lessor's interest in the Premises, or (iv) which is imposed by reason of this transaction, any modifications or changes hereto, or any transfers hereof. Notwithstanding anything to the contrary in this Section 4.2, Lessee shall not be responsible for, and the term "Real Property Taxes" shall not include, any increases in real property taxes that results from a change in ownership of the Premises or any portion thereof consummated by Lessor or any of Lessor's Affiliates at any time prior to the three year anniversary of the Commencement Date. For purposes of the preceding sentence, the term "change in ownership" shall have the meaning given the term in California Revenue and Taxation Code Sections 60-62, or any successor statute or amendments to these sections.

                  (c) Except as otherwise hereinafter provided, Operating Expenses shall be payable by Lessee to Lessor monthly, together with the next installment of Base Rent, based on reasonably detailed statements of actual expenses incurred or paid by Lessor submitted to Lessee not less than twenty
(20) days in advance of the next installment of Base Rent; provided, however, statements submitted for (i) installments of Real Property Taxes shall be payable by Lessee not later than thirty (30) days prior to the last

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due date prior to imposition of any penalty or other charge for the late payment thereof, (ii) insurance premiums maintained by Lessor shall be payable by Lessee not later than thirty (30) days prior to the payment date, and (iii) the Management Fee shall be payable by Lessee in equal monthly installments payable, commencing on the Commencement Date, together with the payment of Base Rent. Lessee shall have the right, upon written notice to, and upon the approval by Lessor, which approval shall not be unreasonably withheld, to assume directly any and all of the maintenance and repair obligations of the Premises set forth herein, whereupon the cost and expense associated therewith shall not be included in Operating Expenses. Notwithstanding the foregoing, Lessor may at any time rescind its consent and authorization to Lessee to assume the responsibility for any maintenance and repair obligation that is otherwise an Operating Expense if Lessor determines that the quality, timeliness, and scope of work performed by Lessee falls below that which Lessor would provide for a building comparable to the Building and Lessee fails to correct such deficiency or failure within thirty (30) days following notice thereof from Lessor. In the event that Lessee pays Operating Expenses directly, Lessee shall deliver to Lessor, if requested by Lessor, a cancelled check or other evidence that such Operating Expense has been paid.

                  (e) Operating Expenses shall not include (i) the cost to maintain the structural elements of the Building, including, the roof, the roof membrane (except as provided in Section 4.2 (a)), the foundation and the internal load bearing walls and columns (except to the extent any of the foregoing are damaged by Lessee or, subject to Section 4.4 hereof, substantially altered by Lessee); (ii) any management fee paid to Lessor; (iii) interest on debt or amortization payments on any mortgage or mortgages, and rental under any ground or underlying lease or leases; (iv) Lessor's general corporate overhead and general administrative expenses; (v) any other expense which under generally accepted accounting principles and practices would not be considered an Operating Expense; (vi) costs incurred due to violation by Lessor of the terms and conditions of this Lease, and (vii) except as otherwise expressly provided in this Lease, any cost or other expense incurred with respect to the investigation, removal, remediation, containment, clean-up or other response associated with or pertaining to the actual or alleged presence of Hazardous Materials at, on, beneath or in the vicinity of, the Premises or to the actual or threatened Release of Hazardous Materials at, on, beneath or in the vicinity of, the Premises.

                  (f) Except as otherwise herein provided to the contrary, the cost of making capital improvements to the Premises to comply with all newly enacted federal, state or local laws shall be deemed an Operating Expense. If the capital improvement is triggered by Lessee's particular use of the Premises or by Lessee's alteration to or of the Premises, Lessee shall bear the entire cost thereof. In all other instances, Lessor shall pay the cost thereof and Operating Expenses hereunder during the balance of the Lease Term

(including extensions) shall be adjusted to amortize the cost of such capital improvement over its useful life (as reasonably determined by Lessor); provided, however, if the cost passed through to Lessee as an Operating Expense for such capital improvements exceeds fifty percent (50%) of the Operating Expenses payable during the preceding twelve (12) month period, Lessee shall have the right to terminate this Lease, unless Lessor, upon receipt of such termination notice, elects to pay such portion of the amortized cost in excess of such amount. For purposes of this paragraph, the cost of Operating Expenses otherwise assumed and paid for by Lessee shall be included in the calculation of Operating Expenses paid by Lessee for the immediately preceding twelve (12) month period. The foregoing limitation on the prospective pass through of the cost of capital improvements is personal to the named tenant under this Lease and shall not inure to the benefit of any assignee of the named tenant under this Lease, other than an Affiliate of Lessee (as defined in Section 12.1 hereof).

                  (g) Lessor shall regularly consult with Lessee to review anticipated and incurred costs of Operating Expenses and to review proposals of Lessee to reduce the costs thereof.

         4.3. OPERATING EXPENSE STATEMENTS. On or before April 1 of each calendar year during the Lease Term (or as soon thereafter as practicable), Lessor shall deliver to Lessee a statement setting forth Lessor's Operating Expenses for the preceding calendar year prepared by a certified public accountant designated by Lessor. If such statement shows that the amounts previously paid to Lessor by Lessee are less than the amount of Operating Expenses actually paid or incurred by Lessor for the previous calendar year, Lessee shall pay the deficiency to Lessor within thirty (30) days after the delivery of such statement. If such statement shows that the amounts previously paid to Lessor by Lessee are more than the amount of Operating Expenses actually paid or incurred by Lessor for the previous calendar year, Lessor shall credit any overpayment against the next installment(s) of Base Rent payable under this Lease. Lessee shall have the right, exercisable within twenty-four (24) months after the receipt of a final statement for any calendar year, to object in writing to the accuracy of said final statement and, upon reasonable prior written notice to Lessor, to inspect (at Lessor's office where said books and records are maintained) the books and records of Lessor directly relevant to its operation, maintenance and repair of the Premises and cause an audit of said books and records to be performed by a certified public accountant ("Certified Accountant") to determine if the foregoing final statement is accurate and correct. The Certified Accountant shall be a certified public accounting firm designated by Lessee and reasonably acceptable to Lessor. The Certified Accountant shall certify the results of the audit in a manner satisfactory to Lessor. Such audit shall in all cases be paid for by Lessee unless the audit indicates an overpayment by Lessee of Operating Expenses by 10% or more, in which case Lessor shall pay the cost thereof.

If the audit discloses an overpayment or underpayment of Operating Expenses by Lessee, the amounts due, if any, by Lessee pursuant to this Section 4.3 shall be adjusted accordingly. In making any inspection or audit, Lessee agrees, and shall cause the Certified Accountant to agree, to keep confidential (i) any and all information contained in such books and records and (ii) the circumstances and details pertaining to such examination and any dispute or settlement between Lessor and Lessee arising out of such examination; and Lessee will confirm and cause the Certified Accountant to confirm such agreement in a separate written agreement, if requested by Lessor. Any credit due Lessee for overpayment of Operating Expenses shall be credited against the installments of Monthly Rent next coming due. If Lessee does not object to the final statement for a given year within such twenty-four (24) month period, Lessor's final statement shall be conclusive and binding on Lessee. Objections by Lessee shall not excuse or abate Lessee's obligation to make the payments required under Section 4.2 pending the resolution of Lessee's objection.

         4.4. LESSOR'S OBLIGATION TO MAINTAIN STRUCTURAL ELEMENTS OF BUILDING. Notwithstanding anything to the contrary in this Lease, if Lessee substantially alters any of the structural elements of the Building (including the roof and the roof membrane), such alterations are approved in advance by Lessor and the work is performed in accordance with all building code requirements and by contractor(s) approved by Lessor, the cost to maintain said structural elements shall be borne by Lessor and shall not be included in Operating Expenses, except to the extent Lessor is required to repair or correct a defect in construction or an adverse condition attributable to any such defect in construction by Lessee's contractor made by Lessee.

         4.5. LESSEE'S RIGHT TO CONTEST. Upon request of Lessee, Lessor shall promptly send to Lessee copies of all notices of changes in assessment of the Premises or any portion thereof. Lessor, in its discretion (and without any obligation so to do), may timely protest the amount of any assessment or the amount of any Real Property Taxes, and Lessor shall credit to Lessee any refund or rebate of Real Property Taxes received by Lessor (net of Lessor's expenses in connection with the prosecution of any such protest) attributable to Real Property Taxes previously paid by Lessee as an item of Operating Expense. If, thirty (30) days after the written request of Lessee to do so, Lessor does not elect to protest the amount or any assessment of Real Property Taxes, then, provided no Event of Default shall then exist under this Lease, Lessee shall have the right to contest such amount by legal proceedings or in such manner as Lessee deems advisable, which proceedings or other actions taken by Lessee, if instituted, shall be conducted diligently on behalf of Lessor or any other entity entitled to legal standing to initiate such proceedings or other actions. Notwithstanding any such contest by Lessee, nothing contained herein shall relieve Lessee of its obligation to pay to Lessor Operating Expenses attributable to Real Property Taxes in accordance with Section 4.2 hereof during the pendency of such contest or proceeding. Lessor shall cooperate with Lessee in any such proceedings or other actions as may reasonably be required to enable Lessee to prosecute the same effectively, as long as Lessor is not required to bear any cost in connection therewith. If such proceedings or other actions result in a reduction in the amount of Real Property Taxes so imposed, any refund or rebate of Real Property Taxes payable to Lessor and attributable to amounts previously paid by Lessee as an item of Operating Expense shall be paid to Lessee.

5.       SECURITY DEPOSIT.

Lessee shall deposit with Lessor the sum of One Hundred Forty Thousand Dollars ($140,000) upon Lessee's occupancy of all or any portion of the Premises for other than construction purposes (including installation of fixtures, equipment and furnishings), as security for Lessee's faithful performance of Lessee's obligations hereunder (the "Security Deposit"). If Lessee fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, Lessor may use, apply or retain all or any portion of the Security Deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Lessor may become obligated by reason of Lessee's default, or to compensate Lessor for any loss or damage which Lessor may suffer thereby. If Lessor so uses or applies all or any portion of the Security Deposit, Lessee shall within ten (10) days after written demand therefor deposit cash with Lessor in an amount sufficient to restore the Security Deposit to the full amount then required of Lessee. Lessor shall deposit the Security Deposit in an interest bearing account in the name of Lessor and with the tax identification number of Lessee, and, so long as no Event of Default then exists hereunder, shall pay on maturity of the investment or, if such investment has no maturity, semi-annually to Lessee any interest earned on such account. The Security Deposit shall be deposited with any "A" rated bank chosen by Lessor and shall be invested initially in one (1) year certificates of deposit, or such other investments as may be mutually agreed to by the parties. In no event shall Lessor incur any liability for the failure of the lending institution to make any payment of interest, Lessor's only obligation being to pay to Lessee any interest paid to Lessor. If Lessee performs all of Lessee's obligations hereunder, the Security Deposit, or so much thereof as has not theretofore been applied by Lessor, shall be returned, to Lessee (or, at Lessor's option, to the last assignee, if any, of Lessee's interest hereunder) after the expiration of the term hereof, and after Lessee has vacated the Premises. No trust relationship is created herein between Lessor and Lessee with respect to the Security Deposit.

6.       USE.

         6.1. USE. The Premises shall be used and occupied for administrative general office, and, subject to and as permitted by applicable local, state and federal law, wafer fabrication, research and development, assembly, production and warehousing of electronic goods and any and all activities associated with or attendant thereto (including, without limitation, maintenance activities and the generation, treatment, storage, disposal, transportation, management or other handling of Hazardous Materials as permitted by this Lease), and for no other purpose.

         6.2. COMPLIANCE WITH LAW. (a) Subject to Lessor's obligations under Sections 3.3 (Condition of Premises) and 7.3 (Environmental Regulation), Lessee shall, at Lessee's sole cost and expense, promptly comply with all applicable laws, statutes, ordinances, rules, regulations, orders, covenants and restrictions of record, and requirements of any fire insurance underwriters or rating bureaus, now in effect or which may hereafter come into effect, whether or not they reflect a change in policy from that now existing, during the Lease Term or any part of the Lease Term, relating in any manner to the Premises or the occupation or use by Lessee (or any other person occupying any portion of the Premises under Lessee), of the Premises including, without limitation, all Hazardous Materials Laws (as that term is hereinafter defined) and the federal Americans with Disabilities Act.

                  (b) Without limiting the generality of the foregoing provisions of this Section 6.2, if at any time as a consequence of Lessee's use or occupancy of the Premises any governmental agency having jurisdiction over the Premises requires, mandates or conditions the issuance or grant of any approval, permit, license or other entitlement relating to the Premises, the construction of additional parking on the Premises, any and all costs and expenses associated therewith, including permitting, impact reports, grading, paving and restripping, shall be the sole responsibility of Lessee, and such work shall be performed in accordance with the requirements of Section 7.4 hereof (and not subject to the $100,000 exception for waiver of the requirement of Lessor's consent). The location of any additional parking shall be limited to the area identified on Exhibit A to this Lease as the "Additional Parking Area."

7.       MAINTENANCE, REPAIRS AND ALTERATIONS

         7.1.     LESSOR'S OBLIGATIONS.

                  7.1.1 Subject to the provisions of Sections 3.3 (Condition of Premises), 4.2 (Operating Expenses), 4.4 (Lessor's Obligation to Maintain Structural Elements), 6 (Use), 7.2 (Lessee's Obligations), 7.3 (Environmental Matters), and 9 (Damage or Destruction), and except for damage caused by any negligent or intentional act or omission of Lessee, Lessee's employees, suppliers, shippers, customers, or invitees, Lessor, at Lessor's expense, subject to reimbursement as an Operating Expense if and to the extent provided pursuant to Section 4.2, shall (y) keep in good condition and repair the foundations, internal structural columns, floor slabs, exterior walls, roof and roof membrane of the Building, as well as the parking lots, walkways, driveways, landscaping, fences, signs and exterior lighting facilities, and (z) replace any Building Systems existing as of the date of this Lease resulting from requirements of applicable law and dilapidations following the expiration of a system's useful life. Lessor's obligations under this Section 7.1.1 shall include, without limitation, the repair of latent defects in the construction and design of the structural elements of the Building (including the roof and roof membrane) and any alterations thereof approved by Lessor in accordance with, and subject to the limitations of, Section 7.4 hereof. Lessor shall not, however, be obligated to paint the exterior or interior surface of exterior walls (except as provided in Section 4.2 hereof), nor shall Lessor be required to maintain, repair or replace windows, doors or plate glass of the Building. Upon written notice from Lessee of any repair or maintenance to be done by Lessor as provided in this Section 7.1, Lessor shall promptly cause such work to be commenced and diligently prosecuted to completion. Lessor shall have no obligation to make repairs under this Section 7.1 until a reasonable time after receipt of written notice from Lessee of the need for such repairs.

                  7.1.2 Notwithstanding anything to the contrary in this Lease, in the event of an emergency, where immediate maintenance and repair work is required to any portion of the Building that Lessor is obligated to maintain and repair, if Lessor fails to commence such maintenance and repair within twenty-four (24) hours following oral or written notice to Lessor of the existence of such an emergency, or Lessor otherwise authorizes Lessee following such notice, Lessee may, but shall not be obligated to (unless Lessee agrees to perform such work following authorization to do so from Lessor), perform maintenance and repair work otherwise required of Lessor to the extent necessary to secure the health or safety of persons or property until Lessor is able to respond to Lessee's request as otherwise provided in Section 7.1.1, and Lessor shall reimburse Lessee for such cost and expense (or credit Lessee for such amount against the next payment of Monthly Rent due under this Lease).

                  7.1.3 Except as provided to the contrary in Section 7.1.2, Lessee expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford Lessee the right to make repairs at Lessor's expense or to terminate this Lease because of Lessor's failure to keep the Premises in good order, condition and repair, including without limitation Civil Code Sections 1932(1), 1941 and 1942. Lessor shall not be liable for damages for loss of any kind or nature by reason of Lessor's failure to furnish any services when such failure is caused, directly or indirectly, by accident, breakage, repairs, strikes, lockout, or other labor disturbances or disputes of any character, or by any other cause beyond the reasonable control of Lessor.

                  7.1.4 Lessor shall indemnify, defend and hold harmless Lessee from and against any and all cost, claims, losses, damages and expense (including attorneys' fees) directly arising from the negligence or willful misconduct of Lessor, its agents, contractors or employees in the performance of Lessor's obligations under Section 7.1.1 hereof. Notwithstanding anything to the contrary herein, Lessor shall not be responsible for any consequential damages (including, without limitation, lost profits or business opportunities) resulting from the acts or omissions of Lessor, its employees, agents or contractors.

         7.2.     LESSEE'S OBLIGATIONS.

                  (a) Subject to the provisions of Sections 3.3 (Condition of Premises), 7.1 (Lessor's Obligations), 7.2(c) (Surrender of Premises), 7.3 (Environmental Matters) and 9 (Damage or Destruction), Lessee, at Lessee's expense, shall keep in good order, condition and repair the Premises and every part thereof (whether or not the damaged portion of the Premises or the means of repairing the same are reasonably or readily accessible to Lessee) including, without limiting the generality of the foregoing, all plumbing, heating, ventilating and air conditioning systems (Lessee hereby agreeing to procure and maintain during the term hereof, at Lessee's expense, a ventilating and air conditioning system maintenance contract reasonably satisfactory to Lessor), electrical and lighting facilities and equipment in the Building, fixtures, interior walls and interior surfaces of exterior walls, ceilings, windows, doors, and plate glass, located within the Premises. Lessor reserves the right to procure and maintain a ventilating and air conditioning system maintenance contract, and if Lessor so elects, Lessee shall reimburse Lessor, upon demand, for the cost thereof as an Operating Expense; provided Lessor agrees not to require such maintenance contract so long as Lessee establishes to the reasonable satisfaction of Lessor that Lessee is adequately maintaining such system.

                  (b) If Lessee fails to perform Lessee's obligations under this Section 7.2 Lessor may, but shall not be obligated to, enter upon the Premises after ten (10) days' prior written notice to Lessee (except in the case of an emergency, in which no notice shall be required) to remedy such default in the performance of any such obligation which remains uncured for such ten (10) day period (or if such matter cannot be cured within such ten (10) day period for reasons outside the reasonable control of Lessee, Lessee has within said ten
(10) day period commenced the cure thereof and continues to diligently prosecute such matter to completion, and to perform such obligations on Lessee's behalf and to put the Premises in good order, condition and repair, and the cost thereof together with interest thereon at the Interest Rate shall be due and payable as additional rent to Lessor together with Lessee's next Base Rent installment.

                  (c) On the last day of the Lease Term, or on any sooner termination of this Lease, subject to Sections 7.3 and 7.4 hereof, Lessee shall surrender the Premises to Lessor in substantially the same condition as received, clean and free of debris, and excepting (i) ordinary wear and tear,
(ii) damage and destruction not resulting from the act or omission of Lessee, any subtenant, licensee or other person occupying any portion of the Premises under Lessee, and (iii) conditions caused, created or aggravated by persons or entities other than Lessee or any subtenant, licensee or other person occupying any portion of the Premises under Lessee. Any damage or deterioration of the Premises shall not be deemed ordinary wear and tear if the same could have been prevented by good maintenance practices. Lessee shall surrender the Premises to Lessor with all Utility Installations in place, and in good operating condition, excepting (i) normal wear and tear, (ii) damage and destruction not resulting from the act or omission of Lessee any subtenant, licensee or other person occupying any portion of the Premises under Lessee, and (iii) conditions caused, created or aggravated by persons or entities other than Lessee or any subtenant, licensee or other person occupying any portion of the Premises under Lessee.

         7.3.     ENVIRONMENTAL MATTERS.

                  7.3.1. Lessor hereby represents and warrants to Lessee, to Lessor's actual knowledge, and without investigation, as follows:

                  (a) Lessor has duly complied and presently is in compliance with, and the Premises has complied and presently is in compliance with, all applicable Hazardous Materials Laws (as that term hereinafter is defined).

                  (b) Lessor has received no written notice of, and neither knows of nor suspects, any fact(s) which give rise to violations of any applicable Hazardous Materials Laws.

                  (c) Lessor has received no written complaint, order, directive, claim, citation, or notice by or from any governmental authority or any person or entity with respect to (i) air emissions affecting or pertaining to the Premises, (ii) Releases of Hazardous Materials from, into, upon, under, above or in the vicinity of the Premises or any improvements located thereon,
(iii) noise emissions affecting or pertaining to the Premises, (iv) solid or liquid waste disposal affecting or pertaining to the Premises, (v) the use, generation, storage, transportation, disposal, handling or other management of Hazardous Materials affecting or pertaining to the Premises, or (vi) other environmental, health or safety matters affecting or pertaining to the Premises.

                  (d) Lessor has provided Lessee with true and complete copies of all written information in Lessor's possession or control pertaining to the environmental history and condition of the Premises.

                  (e) Lessor's representations and warranties shall survive the termination of this Lease for a period coterminous with the Indemnification Period (as that term is hereinafter defined).

                  7.3.2. (a) Notwithstanding Section 8.5 of this Lease, upon written claim made during the Indemnification Period, but not after such time (except as to claims made within the Indemnification Period), Lessor agrees to defend, indemnify, and hold harmless Lessee and its affiliates, officers, directors, employees, agents, successors and assigns (collectively, the "Lessee Indemnitees") from and against any and all fines, penalties, costs of investigations, removal actions, remedial actions, cleanups, containments and other response actions, including, without limitation, reasonable attorneys' and consultants' fees, ("Other Environmental Liabilities") arising directly or indirectly from, out of or by reason of (1) any breach of any representation or warranty of Lessor set forth in Section 7.3.1 of this Lease, (2) any breach or default in the performance of any obligation, covenant or condition on Lessor's part to be performed under this Section 7.3, (3) any Releases of Hazardous Materials from, into, upon, above or under the Premises that occurred prior to the effective date of this Lease, or (4) any Releases of Hazardous Materials that occurred at a location other than the Premises and that were or are caused, created or aggravated by a party other than Lessee or Lessee Indemnitees, provided that;

                       (i) (A) The Other Environmental Liabilities are the result of legally enforceable judicial or administrative actions, directives, orders or judgments arising out of actions or administrative proceedings brought or initiated by any governmental agency or any other person not a party to this Lease, and (B) the Lessee Indemnitees have provided Lessor with timely written notice of such actions, directives, orders or judgments and have allowed Lessor the right, at Lessor's election, to defend against such actions, directives, orders or judgments, or to participate in the defense of Lessee Indemnitees; or

                       (ii) (A) The Other Environmental Liabilities are the result of a negotiated judicial or administrative consent agreement or decree or are incurred for remedial action necessary to prevent a legally enforceable judicial or administrative obligation (collectively, "Other Cleanup Actions"), and (B) before the Lessee Indemnitees incur such Other Environmental Liabilities, Lessee Indemnitees (1) have provided Lessor with written notice of the need for such Other Cleanup Actions, (2) have allowed Lessor the right at Lessor's election to undertake such Other Cleanup Actions, or, in the case of a stipulation, consent agreement or decree, allowed Lessor the right, at Lessor's election, to attempt to negotiate or renegotiate the terms of such stipulation, consent agreement or decree, and (3) in the case of remedial action taken by Lessee Indemnitees, in order to prevent Other Environmental Liabilities, obtained Lessor's prior written consent to any such remedial action undertaken by Lessee Indemnitees, which consent shall not be unreasonably withheld.

                  (b) Lessor shall pay fifty percent (50%) of the first One Hundred Thousand Dollars ($100,000) of Other Environmental Liabilities, including, without limitation, reasonable attorneys' fees, which Lessor otherwise (but for Sections 7.3.2(b) and 7.3.3(b)) would be obligated to pay in its entirety pursuant to Section 7.3.2(a). Lessor shall be obligated to pay all of the Other Environmental Liabilities that exceed the aggregate amount of One Hundred Thousand Dollars ($100,000).

                  (c) Lessor's obligations under this Section 7.3 (including, without limitation, the representations and warranties of Lessor set forth in Section 7.3.1) shall not be binding upon any Lessor Mortgagee or any purchaser of the Premises or any portion thereof following the foreclosure of any first lien deed of trust or mortgage encumbering the Premises or any portion thereof, or the delivery of any deed in lieu of foreclosure thereof to any Lessor Mortgagee, and in any such instance the immediate transferee of the Premises from any Lessor Mortgagee. For purposes of this Section 7.3.2, an "Affiliate of Lessor" shall be any entity controlled by Lessor, controlling Lessor, or under common control with Lessor, provided Lessee shall be given not less than fifteen (15) days prior written notice of such assignment, together with such information as may be necessary to establish that the assignee is an Affiliate of Lessor. For purposes of the preceding sentence, "control" shall mean the ownership of more than fifty percent (50%) of the voting interests in an entity.

         7.3.3. (a) Upon written claim made during the Indemnification Period (as hereinafter defined), but not after such time (except as to claims made within the Indemnification Period), Lessee agrees to defend, indemnify, and hold harmless Lessor and its affiliates, officers, directors, employees, agents, successors and assigns (collectively, the "Lessor Indemnitees") from and against any and all fines, penalties, costs of investigations, removal actions, remedial actions, cleanups, containments and other response costs, including without limitation reasonable attorneys' and consultants' fees ("Environmental Liabilities") arising directly or indirectly from, out of or by reason of (1) any breach of representation or warranty of Lessee pursuant to Section 7.3.3(c) of this Lease, (2) any breach or default in the performance of any obligation, covenant or condition on Lessee's part to be performed under this Section 7.3, or (3) the Release of Hazardous Materials from, into, upon, above, or under the Premises that is caused during the term of this Lease directly by (x) use of the Premises by Lessee (or any subtenant, licensee or other person occupying any portion of the Premises under Lessee), (y) the conduct of Lessee's business (or the conduct of any business by any subtenant, licensee or other person occupying any portion of the Premises under Lessee), or (z) any activity, work or things done or permitted by Lessee (or by any subtenant, licensee or other person occupying any portion of the Premises under Lessee) on or about the Premises, provided that:

                           (i)      (A) The Environmental Liabilities are the
result of legally enforceable judicial or administrative actions, directives, orders or judgments arising out of actions or administrative proceedings brought or initiated by any governmental agency or any other person not a party to this Lease and (B) the Lessor Indemnitees have provided Lessee with timely written notice of such actions, directives, orders or judgments and have allowed Lessee the right, at Lessee's election, to defend against such actions, directives, orders or judgments, or to participate in the defense of Lessor Indemnitees; or

                           (ii)     (A) The Environmental Liabilities are the
result of a negotiated judicial or administrative consent agreement or decree or are incurred for remedial action necessary to prevent a legally enforceable judicial or administrative obligation (collectively, "Cleanup Actions"), and
(B) before the Lessor Indemnitees incur such Environmental Liabilities Lessor Indemnitees (1) have provided Lessee with written notice of the need for such Cleanup Actions, (2) have allowed Lessee the right at Lessee's election to undertake such Cleanup Action or, in the case of a stipulation, consent agreement or decree, allowed Lessee the right, at its own election, to attempt to negotiate or renegotiate the terms of such stipulation, consent agreement or decree, and (3) in the case of remedial action taken by Lessor Indemnitees, in order to prevent Environmental Liabilities, obtained Lessee's prior written consent to any such remedial action undertaken by Lessor Indemnitees, which consent shall not be unreasonably withheld.

                  (b) Lessee shall pay fifty percent (50%) of the first One Hundred Thousand Dollars ($100,000) of Other Environmental Liabilities, including, without limitation, reasonable attorneys' fees, which Lessor otherwise (but for Sections 7.3.2(b) and 7.3.3(b)) would be obligated to pay in its entirety pursuant to Section 7.3.2(a). Lessor shall be obligated to pay all of the Other Environmental Liabilities that exceed the aggregate amount of One Hundred Thousand Dollars ($100,000).

                  (c) Within ten (10) days after Lessee's vacation of the Premises, Lessee shall deliver to Lessor a writing wherein Lessee represents and warrants that, to the actual knowledge of Lessee's general manager at the Premises, except as otherwise may be provided therein, Lessee has complied in all material respects with all terms and conditions of this Lease, including, without limitation, Lessee's obligations arising from or in connection with Hazardous Materials and Hazardous Materials Laws. Lessee's representation and warranty hereunder shall survive the termination of this Lease for a period coterminous with the Indemnification Period.

                  (d) With respect to any underground storage tanks located at, in or on the Premises and installed by the named tenant under this Lease ("Lessee USTs"), upon the earlier of (i) vacation of the Premises by the named tenant under this Lease, or (ii) at the end of the Lease Term, Lessee shall comply with all laws applicable at that time to Lessee USTs, including, without limitation, removal thereof, whether or not required by law; provided, however, if Lessor notifies Lessee within one hundred eighty (180) days after the occurrence of (i) or (ii) above, as applicable (the "Interim Period"), that Lessor does not want the Lessee USTs to be removed, Lessee shall not be required to remove the Lessee USTs; provided, however, during the Interim Period, if any, Lessor shall assume all risks and liabilities arising from or in connection with the Lessee USTs; provided, further, Lessee shall assume all risks and liabilities arising from or in connection with Lessee's removal of the Lessee USTs.

                  7.3.4. In the event an act, omission or condition causes, creates, or gives rise in part to Environmental Liabilities and in part to other Environmental Liabilities, the respective indemnity obligations of the parties toward one another under Sections 7.3.2 and 7.3.3 of this Lease shall be equitably allocated.

                  7.3.5. Lessee shall provide to Lessor a copy of any hazardous materials business plans which Lessee is required to establish and implement in accordance with Section 25503.5 of the California Health and Safety Code (or successor statutes). Lessor acknowledges and agrees that submission of such hazardous materials business plan(s) to the Lessor by Lessee shall constitute compliance by Lessee with Section 25503.6 of the California Health and Safety Code. Lessor further acknowledges and agrees that (a) it is not the intent of this Section 7.3.5 to limit in any way the operation of Lessee's business (or the business of any subtenant, licensee or other person occupying any portion of the Premises under Lessee), and (b) notwithstanding the foregoing provisions of this Section 7.3.5, Lessee (or any subtenant, licensee or other person occupying any portion of the Premises under Lessee) may use Hazardous Materials on or at the Premises, including, without limitation, normal quantities of Hazardous Materials that are applicable to general retail or consumer use, so long as the use of such Hazardous Materials by Lessee (or any subtenant, licensee or other person occupying any portion of the Premises under Lessee) is in compliance with all applicable Hazardous Materials Laws and prudent business practices.

                  7.3.6. All drains from laboratory and manufacturing areas and any drains constructed to contain industrial (non-domestic) waste shall be constructed of nondegradable material from the point of waste origin to any collection, mixing or treatment system before effluent is released into the cast iron building sanitary system located at the Premises.

                  7.3.7. Lessor shall provide to Lessee, and Lessee shall provide to Lessor notice within a reasonable period of time of any Release of Hazardous Materials that the notifying party knows or reasonably believes has come or will come to be located on or beneath the Premises.

                  7.3.8. On or before October 15, 1992 but no later than November 15, 1992 Lessor shall cause the abandonment and closure of any and all monitoring wells located at the Premises, subject to the approval of the governmental agency authorized to issue such abandonment and closure permits (the "Closure Permits"); provided, however, in the event Lessor is unable to obtain the Closure Permits in sufficient time to cause a qualified contractor to complete such abandonment and closure at the contractor's normal rates by November 15, 1992 after diligently and actively attempting to do so, Lessor shall cause such abandonment and closure to be completed as soon as is reasonably practical after obtaining the Closure Permits; provided further, Lessor shall in no event have any obligation to pay the closure contractor overtime rates or incur any other extraordinary costs in fulfilling its obligations under this Section 7.3.8. Lessor shall conduct the activities specified herein in accordance with all applicable federal, state and local laws, codes, statutes, ordinances, and regulations.

                  7.3.9. (a) Except as provided herein, Lessor, at Lessor's sole risk and expense, shall have the right, at the following times, to enter the Premises and to: (a) conduct any sampling, testing, monitoring and analysis for Hazardous Materials, including soil or water sampling, testing, monitoring, digging and drilling, or structural analysis; (b) with the exception of information that is protected by the attorney-client or work product privileges, or that is proprietary in nature, review any final documents, materials, inventory, notices or correspondence to or from governmental or regulatory authorities in connection with the use of Hazardous Materials by Lessee; and (c) review all storage, use, transportation, and disposal facilities owned or operated by Lessee and associated with the use of Hazardous Materials (collectively, "Inspection"):

                        (i) once every six months for the first twelve months of the term of this Lease, and once in every subsequent year beginning on the anniversary of the effective date of this Lease, and

                        (ii) Upon receipt of written notice to Lessee in accordance with Section 22 below and at a time mutually agreed to by Lessor and Lessee, any time during the term of this Lease if, in the Lessor's reasonable judgment, Lessee allegedly has breached its obligations under Section 7.3 of this Lease or an alleged Release of Hazardous Materials has occurred at the Premises. Lessor shall provide to Lessee in its written notice of Inspection any and all information in Lessor's possession or known to Lessor regarding Lessee's alleged breach of its obligations under Section 7.3 of this Lease or the alleged Release of Hazardous Materials.

                  (b) Lessee shall reimburse Lessor for the cost of any Inspection undertaken by Lessor pursuant to Section 7.3.9(a) (ii) if the results of such Inspection document that a Release of Hazardous Materials has occurred at the Premises for which Lessee is obliged to indemnify Lessor in accordance with Section 7.3.3 of this Lease.

                  (c) A representative of Lessee shall be permitted to accompany Lessor during an Inspection. Lessor shall in the course of an Inspection comply with any and all of Lessee's security and safety procedures. Lessor promptly shall make available to Lessee copies of any and all reports, data, analyses, notices, documents or other information reviewed, developed, collected or prepared by Lessor or Lessor's employees, agents, contractors, subcontractors, consultants, or representatives in the course of an Inspection.

                  7.3.10 Within thirty (30) days after Lessee's vacation of the Premises, Lessor shall cause a qualified environmental consultant approved by Lessee (whose approval shall not be unreasonably withheld, conditioned or delayed) to perform a "Phase I" environmental assessment of the Premises pursuant to a work plan approved by Lessee (whose approval shall not be unreasonably withheld, conditioned or delayed) (the "Termination Inspection"). Lessor and Lessee shall bear equally the cost of the Termination Inspection; provided, however, Lessee's obligation to pay for its share of the cost of the Termination Inspection shall not exceed Ten Thousand Dollars ($10,000).

                  7.3.11 (a) The term "Hazardous Materials" as used in this Lease shall include, but not be limited to, substances defined as "hazardous substances" or "toxic substances" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601 et seq., and the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 et seq.; those substances defined as "hazardous wastes" in Section 25117 of the California Health and Safety Code and in the regulations adopted and promulgated pursuant to said laws; and any other chemical, material or substance at levels for which exposure is prohibited, limited or regulated by any governmental agency,

                  (b) The term "Hazardous Materials Laws" as used in this Lease shall mean all local, state and federal laws, statutes, ordinances, rules, regulations, orders, covenants and restrictions now or hereafter in effect relating to the environment, Hazardous Materials (including, without limitation, the use, handling, transportation, generation, disposal, Release or storage thereof), or to industrial hygiene or to the environmental conditions on, under or about the Premises, including, without limitation, soil, groundwater and indoor and ambient air conditions.

                  (c) The term "Indemnification Period" shall mean the period commencing on the effective date of this Lease and expiring on the first
(1st) anniversary of the last day of the term of the Lease and any extensions thereof, as provided for in this Lease.

                  (d) The term "Release" or "Releases" as used in this Lease shall mean any and all spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the environment (including the abandonment or discarding of barrels, containers, and other closed receptacles containing any Hazardous Materials), but shall not include an emission or discharge which is in compliance with all Hazardous Material Laws and permits issued by federal, state and local governmental authorities.

         7.4.     ALTERATIONS AND ADDITIONS.

                  (a) Lessee shall not, without Lessor's prior written consent, except as herein provided, make any alterations, improvements, additions or Utility Installations in, on or about the premises during the term of this Lease. As used in this Lease the term "Utility Installation" shall mean air lines, power panels, electrical distribution systems, lighting fixtures, space heaters, heating, air conditioning and ventilation systems and plumbing. Lessor may condition its consent to the making of any alterations or improvements that will become permanently affixed to the Building (or which would constitute new structures separate from or attached to the Building), other than improvements comprising customary general office and other non-specialized improvements, on Lessee's agreement to remove such alteration or improvement at the expiration or sooner termination of the Lease Term. Notwithstanding anything to the contrary in this Lease, any penetrations of the roof membrane shall only be done with the prior consent of Lessor and only after approval by Lessor of the manner and location of such penetration. Without otherwise limiting the basis on which Lessor may reasonably withhold its consent to the installation of any improvements on the roof of the Building, Lessee agrees that it shall be reasonable for Lessor to withhold its consent thereto if Lessor determines that the installation or operation of any such improvement might damage the structural integrity of the roof or the Building, provided that Lessor proposes an alternative location or manner of installation for the proposed improvement that does not materially impair Lessee's business operations or the utility of the proposed improvement.

                  (b) Any alterations, improvements, additions in to or about the Premises that Lessee shall desire to make (individually and collectively, "Alterations") shall be presented to Lessor in written form, with proposed detailed plans. If Lessor shall give its consent, the consent shall be deemed conditioned upon Lessee acquiring a permit to do so from appropriate governmental agencies, the furnishing of a copy thereof to Lessor prior to the commencement of the work and the compliance by Lessee of all conditions of said permit in a prompt and expeditious manner. Notwithstanding the foregoing, Lessor's consent shall not be required for the first $100,000 of Alterations in any twelve (12) month period (commencing on the date of Lessee's occupancy of the Premises for other than construction purposes (including installation of fixtures, equipment and furnishings)), provided (i) such work does not involve any alteration or change to any of the structural elements of the Building (including the roof and roof membrane), any Building System, the parking facilities at the Premises or any ingress or egress points to the Premises; (ii) such work otherwise complies with the requirements of Section 7.4(c); and (iii) Lessee provides Lessor with final "as-built" plans of such work annually.

                  (c) All Alterations shall be performed by licensed contractors approved in advance by Lessor. Lessor hereby approves Aaron Management Company as an approved contractor for the alterations and improvements to be constructed by Lessee with the proceeds from The Allowance. Lessee agrees and understands that the review of any plans by Lessor is solely to protect the interests of Lessor in the Building and the Premises, and Lessor shall not be the guarantor of, nor responsible for, the correctness or accuracy of any such plans or compliance of such plans with applicable laws.

                  (d) Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use in the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Premises or any interest therein. Lessee shall give Lessor not less than ten (10) days' notice prior to the commencement of any work in the Premises for which Lessee is required to obtain the prior consent of Lessor, and Lessor shall have the right to post notices of non-responsibility in or on the Premises or the Building as provided by law. If Lessee shall, in good faith, contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend itself and Lessor against the same and shall pay and satisfy and such adverse judgment that may be rendered thereon before the enforcement thereof against the Lessor or the Premises, upon the condition that if Lessor shall require, Lessee shall furnish to Lessor a surety bond satisfactory to Lessor in an amount equal to such contested lien claim or demand indemnifying Lessor against liability for the same and holding the Premises free from the effect of such lien or claim. In addition, Lessor may require Lessee to pay Lessor's attorneys fees and costs in participating in such action if Lessor shall decide it is in Lessor's best interest to do so.

                  (e) All Alterations (whether or not the same constitute trade fixtures of Lessee), which may be made on the Premises, shall be the property of Lessee; provided, however, upon the expiration or sooner termination of this Lease, any and all Alterations, other than trade fixtures and equipment that are removable without damage to any Building Systems or any of the structural elements of the Building, shall remain in place and become the property of Lessor. Subject to the foregoing, Lessee may remove any of its personal property, furniture and equipment from the Building and the Premises upon expiration or sooner termination of this Lease. In addition to the foregoing, unless such condition is waived by Lessor in accordance with Section 7.4(a) hereof, Lessee shall remove any and all structures constructed or installed by Lessee separate from, or as an addition or attachment to, the Building. Lessee shall repair any damage to the Premises occasioned by the removal of any of its fixtures, equipment and personal property at the expiration or sooner termination of this Lease. Notwithstanding anything to the contrary in Section 7.2 or this Section 7.4, any Alterations, equipment, trade fixtures, furnishings or other personal property of Lessee not removed from the Premises within sixty (60) days after the expiration or sooner termination of this Lease shall be deemed abandoned by Lessee, to have no value, and may be disposed of by Lessor as abandoned property in accordance with applicable law.

         7.5. LESSOR ADVANCES FOR INITIAL IMPROVEMENTS. Lessor and Lessee acknowledge that the Base Rent provided for under this Lease includes as a component thereof the advance by Lessor to Lessee of the sum of $2,000,000 (the "Initial Allowance"), for the construction of Alterations approved by Lessor in accordance with Section 7.4 hereof and commenced by Lessee prior to the Scheduled Commencement Date (the "Initial Permitted Expenditures"). Provided no Event of Default shall then exist under this Lease, from and after the Delivery Date, Lessor shall make advances to Lessee of the Initial Allowance upon presentation of invoices from Lessee or the person performing the work or rendering the service and such reasonable supporting documentation as Lessor may request in connection therewith, including conditional mechanics' lien releases. In addition to the Initial Allowance, provided no Event of Default shall then exist under this Lease, Lessor agrees to advance to Lessee, as a loan, after the advance of the full Initial Allowance, an amount up to $1,603,962 (the "Additional Allowance"), for the construction of Alterations approved by Lessor in accordance with Section 7.4 hereof and commenced by Lessee prior to the first anniversary of the Commencement Date ("Additional Permitted Expenditures"). Advances of the Additional Allowance shall be made in the same manner as advances of the Initial Allowance. If the entire Initial Allowance is not used for Initial Permitted Expenditures, there shall be an appropriate reduction in Base Rent. If the entire Additional Allowance is not used for Additional Permitted Expenditures, the balance shall be retained by Lessor. The Additional Allowance, together with interest thereon accruing from March 1, 1994 at the rate of seven and one-half percent (7.5%) per annum, shall be payable by Lessee in equal monthly installments of principal and interest over the remaining

Lease Term, commencing on March 1, 1994. Each payment of principal and interest hereunder shall be payable at the same time and in the same manner that Base Rent is payable pursuant to Section 4 above. All payments received shall be applied first to accrued interest and the balance shall be applied to principal. The outstanding balance of the Additional Allowance may be prepaid in full or in part at any time without premium or penalty. The repayment of the Additional Allowance by Lessee to Lessor shall not constitute the payment of rent but rather the repayment of a loan; provided, however, that any default in the payment of any sums to be paid by Lessee pursuant to this paragraph shall constitute a default under this Lease, and, in addition to giving rise to the right of acceleration set forth in the next succeeding sentence, shall entitle Lessor to exercise any and all remedies available to Lessor under this Lease, at law or in equity, for nonpayment of rent. The unpaid principal balance and all accrued interest thereon shall be immediately due and payable at the option of Lessor upon any default in the payment of the Additional Allowance as and when due hereunder or upon the occurrence of an Event of Default hereunder, or any termination of, this Lease, together with (to the extent permitted under applicable law) the costs and reasonable attorneys' fees incurred by Lessor in collecting or enforcing payment thereof. Any failure of Lessor to exercise such option to accelerate shall not constitute a waiver of the right to exercise such option to accelerate at any future time. Notwithstanding the foregoing, Lessor and Lessee acknowledge that Lessee shall have no obligation and is hereby relieved of any obligation to repay the Additional Allowance in the event the Lease is terminated as the result of any damage or destruction of the Premises, as provided in Article 9, or condemnation of the Premises, as provided in
Article 14.

8.       INSURANCE; INDEMNITY.

         8.1. INSURANCE - LESSEE. Lessee shall, at its sole cost and expense, obtain and keep in full force and effect from and after the Delivery Date a Commercial General Liability policy of insurance protecting Lessee and Lessor (as an additional insured) against claims for bodily injury, personal injury and property damage based upon, involving or arising out of the use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $1,000,000 per occurrence and providing for not less than $6,500,000 in umbrella/excess liability coverage, and contain the "Amendment of the Pollution Exclusion" for damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an "insured contract" for the performance of Lessee's indemnity obligations (other than the Lessee's indemnity obligations under Section 7.3) under this Lease. The limits of said insurance required by this Lease or as carried by Lessee shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder.

All insurance to be carried by Lessee shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

         8.2.     INSURANCE - LESSOR.

                  8.2.1 From and after the Delivery Date, Lessor shall keep the Building and all Leasehold Improvements (as defined below) insured against all perils covered by a standard all risk insurance policy or policies as such policies are in use as of the date of this Lease (excluding perils such as earthquake, flood and other standard all-risk policy form exclusions), in an amount or amounts equal to the full replacement value of the Building (excluding the land and the footings, foundations and installations below the basement level) and the Leasehold Improvements (provided, however, if by reason of the unique nature of any of the Leasehold Improvements full replacement coverage is not commercially reasonable and available, then Lessor shall only be obligated to insure such unique Leasehold Improvements to the commercially reasonable and available insurable value thereof), without deduction for depreciation, including the costs of demolition and debris removal, or such other fire and property damage insurance as Lessor shall reasonably determine to give substantially equal or greater protection, together with endorsements for increased cost of construction and contingent liability (commonly known as building ordinance coverage). The replacement value of the Building and the Leasehold Improvements shall be redetermined by Lessor no less frequently than once every two (2) years. For purposes of this Section 8.2, "Leasehold Improvements" shall mean the improvements and betterments made in or to the Building existing as of the date of this Lease or later installed by Lessee, including any Building systems, the landscaping, parking facilities, fencing and exterior lighting facilities. Leasehold Improvements shall exclude any and all of Lessee's trade fixtures not permanently affixed to the Premises, equipment or moveable personal property. Lessee shall be named as a "loss payee" on Lessor's property insurance policy, as its interest may appear.

                  8.2.2 Lessee shall have the right, upon written notice to, and approval by Lessor (including approval of any Lessor Mortgagee), which approval shall not be unreasonably withheld, to assume the obligations of Lessor in Section 8.2.1, with such policy being issued in the name of Lessor, and with loss payable to Lessor and Lessee as provided in Section 8.2.1 hereof.

         8.3.     GENERAL INSURANCE MATTERS.

                  8.3.1    The amounts of coverage called for in this Section
8.1 shall be subject to review by Lessor and Lessee each year, and shall be adjusted as appropriate to provide that the amounts of coverages shall be not less than the amounts of coverage carried by prudent owners, operators and lessees of first-class industrial/office space buildings comparable to the Building and located in the Fremont area. For purposes of reviewing coverages to be carried by Lessee, the amounts of coverage required will be compared with coverages maintained by other lessees similar to Lessee with respect to the size and nature of its business operation.

                  8.3.2 Insurance required hereunder shall be in companies acceptable to Lessor and holding a "General Policyholders Rating" of at least B+/VII, or such other rating as may be required by a lender having a lien on the Premises, as set forth in the most current issue of "Best's Insurance Guide". Lessee shall not do or permit to be done anything which shall invalidate the insurance policies carried by Lessor. Lessee shall deliver to Lessor certificates of insurance or certificates evidencing the existence and amounts of the insurance required by Section 8.1 hereof prior to Lessee's occupancy of the Premises. No such policy shall be cancelable or subject to modification except upon thirty (30) days prior written notice to Lessor.

         8.4. WAIVER OF SUBROGATION. Each of Lessor's and Lessee's policies of insurance obtained for the Premises shall include a clause or endorsement denying the insurer any right of subrogation against the other to the extent that rights have been waived by the insured party prior to the occurrence of injury or loss. Lessor and Lessee each waive any rights of recovery against the other for injury or loss due to hazards covered by its own insurance, to the extent of the injury or loss covered thereby.

         8.5. INDEMNITY. Subject to Section 7.3 of this Lease (which shall control in the event of any conflict with the provisions of this Section), Lessee shall indemnify, defend and hold harmless Lessor, its employees, agents and representatives, from and against any and all claims arising, directly or indirectly, from Lessee's use of the Premises, or from the conduct of Lessee's business or from any activity, work or things done, permitted or suffered by Lessee in or about the Premises or elsewhere and shall further indemnify, defend and hold harmless Lessor, its employees, agents and representatives, from and against any and all claims arising, directly or indirectly, from any breach or default in the performance of any obligation on Lessee's part to be performed under the terms of this Lease, or arising, directly or indirectly, from any act or omission of Lessee or any of Lessee's agents, contractors or employees, howsoever occurring, and from and against all costs, attorneys' fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon except to the extent the same results from the negligence or willful misconduct of Lessor, its employees, agents and representatives; and in case any action or proceeding be brought against Lessor by reason of any such claim, Lessee upon notice from Lessor shall defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Notwithstanding anything to the contrary herein, Lessee shall not be responsible for any consequential damages (including, without limitation, lost profits or business opportunities) resulting from the acts or omissions of Lessee, its agents, contractors or employees. Lessee, as a material part of the consideration to Lessor, hereby assumes all risk of damage to property of Lessee or injury to persons, in, upon or about the Premises arising from any cause, except as provided in Sections 7.1.4, 7.3 and 8.6.2, and, subject to the foregoing, Lessee hereby waives all claims in respect thereof against Lessor, its employees, agents and representatives.

         8.6.     EXEMPTION FROM LIABILITY.

                  8.6.1 Lessee hereby agrees that Lessor shall not be liable for injury to Lessee's business or any loss of income therefrom or, subject to
Section 7.1.4 of this Lease, for damage to the goods, wares, merchandise or other property of Lessee, Lessee's employees, invitees, customers or any other person in or about the Premises, nor, subject to Section 7.1.4 of this Lease, shall Lessor be liable for injury to the person of Lessee, Lessee's employees, agents or contractors, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, howsoever occurring (including, without limitation, as a result of any Release or other cause described in Section 7.3 hereof), whether said damage or injury results from conditions arising upon the Premises or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Lessee.

                  8.6.2 Lessor hereby agrees that, subject to Section 13.2 of this Lease and the remedies permitted Lessor thereunder, Lessee shall not be liable for injury to Lessor's business or any loss of income therefrom or, subject to Section 8.5 of this Lease, for damage to the goods, wares, merchandise or other property of Lessor, or Lessor's employees, invitees, any other person in or about the Premises, nor, subject to Section 8.5 of this Lease, shall Lessee be liable for injury to the person of Lessor, Lessor's employees, agents or contractors, howsoever such damage or injury occurs (including, without limitation, as a result of any Release or other cause described in Section 7.3 hereof), whether said damage or injury results from conditions arising upon the Premises or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Lessor. For purposes of the preceding sentence, to the extent Lessee is responsible to Lessor for damage or injury to person or property based on Section 8.5 of this Lease, such liability shall, to the extent applicable, be limited by the terms of Section 7.3 of this Lease in all respects and Section 7.3 shall control as to the scope of Lessee's liability to Lessor with respect to matters provided therein.

9.       DAMAGE OR DESTRUCTION.

         9.1.     DEFINITIONS.

                  (a) "Premises Partial Damage" shall mean if the Premises are damaged or destroyed to the extent that the cost of repair is less than fifty percent (50%) of the then replacement cost of the Premises.

                  (b) "Premises Total Destruction" shall mean if the Premises are damaged or destroyed to the extent that the cost of repair is fifty percent (50%) or more of the then replacement cost of the Premises.

                  (c) "Insured Loss" shall mean damage or destruction which was covered by an event covered by the insurance required to be obtained by Lessor under this Lease. The fact that an Insured Loss has a deductible amount shall not make the loss an uninsured loss.

                  (d) "Replacement Cost" shall mean the amount of money necessary to be spent in order to repair or rebuild the damaged area to the condition that existed immediately prior to the damage occurring, including demolition, debris removal and upgrading required by operation of applicable building codes, ordinances, or laws, without deduction for depreciation.

         9.2.     PREMISES PARTIAL DAMAGE.

                  (a) Subject to the provisions of Sections 9.4 and 9.5, if at any time during the term of this Lease there is damage, which is an Insured Loss and which falls within the classification of Premises Partial Damage, then Lessor shall, at Lessor's expense, repair such damage to the Premises, excluding any property of Lessee that is not included within the term Leasehold Improvements, as soon as reasonably possible after Lessor's receipt of substantially all of the insurance proceeds therefor, and this Lease shall continue in full force and effect. Lessor and Lessee shall cooperate to obtain insurance proceeds as promptly as possible following the occurrence of an Insured Loss. If, by reason of the unique nature of any of the Leasehold Improvements, full replacement cost insurance coverage was not commercially reasonable and available for any Leasehold Improvements, Lessor shall have no obligation to fully restore any unique aspects of the Leasehold Improvements unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within ten (10) days following receipt of written notice of such shortage and request therefor. If Lessor receives said funds or adequate assurance thereof within said ten (10) days period, Lessor shall complete the restoration of such Leasehold Improvements as soon as reasonably possible and this Lease shall remain in full force and effect. If Lessor does not receive such funds or assurance within said period, Lessor may nevertheless proceed to make such restoration and repair as is commercially reasonable, taking into account available insurance proceeds, in which case this Lease shall remain in full force and effect. Premises Partial Damage due to flood or earthquake shall be subject to
Section 9.3 rather than this Section 9.2, notwithstanding that there may be some insurance coverage but the net proceeds of any such insurance shall be made available for the repairs if made by Lessor.

                  (b) Subject to the provisions of Sections 9.4 and 9.5, if at any time during the term of this Lease there is damage which is not an Insured Loss and which falls within the classification of Premises Partial Damage, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee's expense, subject to Section 7.4 above and other reasonable conditions imposed by Lessor, or, at Lessor's option, Lessor shall repair the same at Lessee's expense), Lessor may, at Lessor's option either (i) repair such damage (excluding any property of Lessee that is not included within the term Leasehold Improvements) as soon as reasonably possible at Lessor's expense (subject to the provisions of Section 9.2 hereof regarding the repair of unique Leasehold Improvements for which full replacement coverage is not available), in which event this Lease shall continue in full force and effect, or (ii) give written notice to Lessee within sixty (60) days after the date of the occurrence of such damage of Lessor's intention to cancel and terminate this Lease as of the date of the occurrence of such damage.

                  (c) If at any time during the term of this Lease there is a casualty, whether or not an Insured Loss, that falls within the classification of Premises Partial Damage, and Lessor does not elect to terminate this Lease pursuant to Section 9.2(b) above, Lessor shall, within sixty (60) days of such casualty, provide Lessee with a written estimate of the time required to rebuild and restore the Premises. Notwithstanding anything to the contrary in this
Section 9.2, if the time which would be required to rebuild and restore the Premises is more than the first to occur of (i) six (6) months following the issuance of all necessary building permits, or (ii) one year from the date of such casualty, Lessee shall have the right, within thirty (30) days of Lessor's notice, to terminate this Lease effective as of the date of such notice; provided, if Lessee does not timely elect to terminate this Lease in accordance with this sentence, the rights and obligations of Lessor and Lessee shall be determined in accordance with this Section 9.2 without application of this paragraph.

         9.3. PREMISES TOTAL DESTRUCTION. (a) If at any time during the Lease Term there is damage, whether or not it is an Insured Loss, and which falls into the classification of Premises Total Destruction, Lessor may, at Lessor's option either (i) repair such damage or destruction (excluding any property of Lessee that is not included within the term Leasehold Improvements) as soon as reasonably possible (after Lessor's receipt of substantially all of the insurance proceeds therefor, if any; Lessor and Lessee agreeing to cooperate to obtain such insurance proceeds as promptly as possible following the occurrence of an Insured Loss) at Lessor's expense (subject to the provisions of Section 9.2 hereof regarding the repair of unique Leasehold Improvements for which full replacement coverage is not available), and this Lease shall continue in full force and effect, or (ii) give written notice to Lessee within sixty (60) days after the date of occurrence of such damage of Lessor's intention to cancel and terminate this Lease, in which case this Lease shall be cancelled and terminated as of the date of occurrence of such damage.

                  (b) If at any time during the term of this Lease there is a casualty, whether or not an Insured Loss, that falls within the classification of Premises Total Damage, and Lessor does not elect to terminate this Lease pursuant to Section 9.3(a) above, Lessor shall, within sixty (60) days of such casualty, provide Lessee with a written estimate of the time required to rebuild and restore the Premises. Notwithstanding anything to the contrary in this
Section 9.3, if the time which would be required to rebuild and restore the Premises is more than the first to occur of (i) six (6) months following the issuance of all necessary building permits, or (ii) one year from the date of such casualty, Lessee shall have the right, within thirty (30) days of Lessor's notice, to terminate this Lease effective as of the date of such notice; provided, if Lessee does not timely elect to terminate this Lease in accordance with this sentence, the rights and obligations of Lessor and Lessee shall be determined in accordance with this Section 9.3 without application of this paragraph.

                  (c) Notwithstanding anything to the contrary in Section 9.2 or this Section 9.3, if Lessor elects, following a casualty which falls within the classification of Premises Partial Damage or Premises Total Damage, to terminate this Lease, Lessee shall have the right, by written notice to Lessee within ten
(10) days after the receipt of Lessor's notice terminating this Lease, to assume the cost of reconstruction and repair of the Premises and, subject to the rights of any Lessor's Mortgagee, receive an assignment of any property insurance proceeds otherwise received by Lessor, and this Lease shall not terminate; provided, however, that in such an event any abatement of rent to which Lessee shall otherwise be entitled shall cease six (6) months after the date of the casualty and shall be due and payable as otherwise provided in this Lease.

         9.4.     DAMAGE NEAR END OF TERM.

                  (a) Subject to Section 9.4(b), if at any time during the last two (2) years of the Lease Term there is substantial damage, whether or not an Insured Loss, which falls within the classification of Premises Partial Damage, Lessor may at Lessor's option cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to Lessee of Lessor's election to do so within sixty (60) days after the date of occurrence of such damage.

                  (b) Notwithstanding Section 9.4 (a), in the event that Lessee has an option to extend this Lease, and the time within which said option may be exercised has not yet expired, Lessee may exercise such option, if it is to be exercised at all, no later than ten (10) days after the occurrence of an Insured Loss falling within the classification of Premises Partial Damage during the last two (2) years of the Lease Term. If Lessee duly exercises such option during said 10-day period, Lessor shall, at Lessor's expense, subject to Section 9.2(a) above, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option during said 10-day period, Lessor may at Lessor's option terminate and cancel this Lease as of the expiration of said 10-day period by giving written notice to Lessee.

         9.5. ABATEMENT OF RENT; LESSEE'S REMEDIES. In the event Lessor repairs or restores the Premises pursuant to the provisions of this Section 9, the rent payable hereunder for the period during which such damage, repair or restoration continues shall be abated in proportion to the degree to which Lessee's use of the Premises is impaired. Except for abatement of rent, if any, Lessee shall have no claim against Lessor for any damage suffered by reason of any such damage, destruction, repair or restoration.

         9.6. TERMINATION - ADVANCE PAYMENTS. Upon termination of this Lease pursuant to this Section 9, an equitable adjustment shall be made concerning advance rent and any advance payments made by Lessee to Lessor. In addition, Lessor shall, if required, return to Lessee the Security Deposit, if any, pursuant to Section 5 above.

         9.7. WAIVER. Lessor and Lessee waive California Civil Code Sections 1932(2) and 1933(4) providing for the termination of a lease upon the destruction of the thing hired.

         9.8. ADJUSTMENT OF CLAIMS. In order to provide guidance to Lessor's property insurance carrier as to the adjustment of any claim under Lessor's property insurance policy following a casualty which results in a termination of this Lease, the parties agree that Lessee's interest in the Leasehold Improvements shall equal the depreciated value of any Leasehold Improvements paid for by Lessee (and specifically excluding the value of any Leasehold Improvements paid for by Lessor's disbursement of the Allowance) and that Lessee has no insurable interest in the structural elements, Building Systems, Utility Installations and foundation of the Building, and any parking facilities and landscaping at the Premises.

10.      PERSONAL PROPERTY TAXES.

Lessee shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Lessee contained in the Premises or elsewhere. When possible, Lessee shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee's said personal property shall be assessed with Lessor's real property, Lessee shall pay to Lessor the taxes attributable to Lessee within ten (10) days after receipt of a written statement setting forth the taxes applicable to Lessee's property, and Lessee shall have the right to protest such taxes in accordance with, and subject to the terms of, Section 4.5 of this Lease.

11.      UTILITIES.

Lessee shall pay for all water, gas, heat, light, power, telephone and other utilities and services supplied to the Premises, together with any taxes thereon.

12.      ASSIGNMENT AND SUBLETTING.

         12.1. LESSOR'S CONSENT REQUIRED. Lessee shall not voluntarily or by operation of law, assign, transfer, mortgage, sublet or otherwise transfer or encumber all or any part of Lessee's interest in the Lease or in the Premises, without Lessor's prior written consent, which Lessor shall not unreasonably withhold. For purposes of this Section 12.1, a corporate dissolution, or any merger, consolidation or other reorganization of Lessee where Lessee is not the surviving corporation shall constitute an assignment of this Lease; provided, however, for so long as Lessee is a corporation the voting stock of which is publicly traded on a national stock exchange, the consent of Lessor shall not be required in connection with any such merger, consolidation or other reorganization where the surviving corporation has a net worth that is at least equal to the net worth of Lessee immediately prior to the transaction. Any of the foregoing acts without the prior written consent of Landlord shall be void and shall, at the option of Lessor, constitute an Event of Default under this Lease that entitles Lessor to terminate this Lease. Lessor agrees that the withholding of consent by Lessor shall be deemed reasonable unless all of the following conditions are satisfied:

                  (i) The proposed assignee or subtenant shall use the Premises only for the Permitted Use or such other use reasonably acceptable to Lessor.

                  (ii) The proposed assignee or subtenant is reputable and has a net worth and a credit rating reasonably acceptable to Lessor, and otherwise has sufficient financial capabilities to perform all of its obligations under this Lease or the proposed sublease, in Lessor's reasonable judgment.

                  (iii) Lessee is not in default and has not committed acts or omissions which with the running of time or the giving of notice or both would constitute a default under this Lease.

                  (iv) All of the other terms of this Section 12 are complied with.

The conditions described above are not exclusive and shall not limit or prevent Lessor from considering additional factors in determining if it should reasonably withhold its consent. Lessor shall either consent or withhold consent to Lessee's request for consent hereunder within ten (10) business days after Lessor's receipt of information reasonably requested by Lessor concerning such transfer (including, without limitation, financial statements of a proposed transferee), and any attempted assignment, transfer, mortgage, encumbrance or subletting without such consent shall be void, and shall constitute a breach of this Lease. The failure of Lessor to give its consent within said ten (10) business day period shall be deemed a denial of such consent (provided, however, that such deemed denial shall not, in and of itself, be considered an unreasonable act of Lessor). Notwithstanding the foregoing, Lessor's consent shall not be required for any assignment or sublease to any Affiliate of Lessee. For purposes of this Lease, an "Affiliate of Lessee" shall be any entity controlled by Lessee, or under common control with Lessee, provided Lessor shall be given not less than fifteen (15) days prior written notice of such assignment or sublease, together with such information as may be necessary to establish that the assignee or sublessee is an Affiliate of Lessee. For purposes of this Lease, "control" shall mean owning more than a fifty percent (50%) ownership interest in an entity.

         12.2. TERMS AND CONDITIONS OF ASSIGNMENT. Regardless of Lessor's consent, no assignment to an Affiliate of Lessee shall release Lessee of Lessee's obligations hereunder or alter the primary liability of Lessee to pay the Base Rent and Operating Expenses, and to perform all other obligations to be performed by Lessee hereunder. In the case of an assignment of all of the right, title and interest of Lessee under this Lease consented to by Lessor, other than as hereinabove provided, Lessor shall release Lessee from any liability accruing under this Lease from and after the date of such assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of rent shall constitute a waiver or estoppel of Lessor's right to exercise its remedies for the breach of any of the terms or conditions of this Section 12 or this Lease. Consent to one assignment shall not be deemed consent to any subsequent assignment. In the event of a default by any assignee of Lessee or any successor of Lessee in the performance of any of the terms hereof, Lessor may proceed directly against Lessee without the necessity of exhausting remedies against said assignee or successor. In the case of any assignment of this Lease where Lessee is not released prospectively from its obligations hereunder, Lessor may consent to subsequent assignments of this Lease or amendments or modifications to this Lease with assignees of Lessee, without notifying Lessee, or any successor of

Lessee, and without obtaining its or their consent thereto and such action shall not relieve Lessee of liability under this Lease; provided, however, that Lessee shall have no liability under this Lease as to any obligations subject to such modification or amendment unless such modification or amendment has been consented to by Lessor. In addition, any assignment of this Lease shall be null unless the assignee assumes all of Lessee's obligations under this Lease and agrees to be bound by the terms of this Lease. Lessor shall be entitled to fifty percent (50%) of any Bonus Rent (as hereinafter defined) resulting from any assignment.

         12.3. TERMS AND CONDITIONS APPLICABLE TO SUBLETTING. Regardless of Lessor's consent, the following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be included in subleases:

                  (a) Lessee hereby assigns and transfers to Lessor all of Lessee's interest in all rentals and income arising from any sublease heretofore or hereafter made by Lessee, and Lessor may collect such rent and income and apply same toward Lessee's obligations under this Lease; provided, however, that until a Event of Default shall occur under this Lease, Lessee may receive, collect and enjoy the rents accruing under such sublease, except as provided below. Lessor shall not, by reason of this or any other assignment of such sublease to Lessor nor by reason of the collection of the rents from a sublessee, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee's obligations to such sublessee under such sublease. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a default exists in the performance of Lessee's obligations under this Lease, to pay to Lessor the rents due and to become due under the sublease. Lessee agrees that sublessee shall have the right to rely upon any such statement and request from Lessor, and that such sublessee shall pay such rents to Lessor without any obligation or right to inquire as to whether such default exists and notwithstanding any notice from or claim from Lessee to the contrary. Lessee shall have no right or claim against such sublessee or Lessor for any such rents so paid by said sublessee to Lessor. All subleases shall be subject and subordinate to this Lease, and Lessor shall be entitled to fifty percent (50%) of any Bonus Rent.

                  (b) No sublease entered into by Lessee shall be effective unless and until it has been approved in writing by Lessor. Once approved by Lessor, such sublease shall not be changed or modified without Lessor's prior written consent. Any sublessee shall, by reason of entering into a sublease under this Lease, be deemed, for the benefit of Lessor, to have assumed and agreed to comply with each and every obligations herein to be performed by Lessee other than such obligations as are contrary to or inconsistent with provisions contained in a sublease to which Lessor has expressly consented in writing.

                  (c) The consent by Lessor to any subletting shall not release Lessee from its obligations or alter the primary liability of Lessee to pay the rent and perform and comply with all of the obligations of Lessee to be performed under this Lease.

                  (d) The consent by Lessor to any subletting shall not constitute a consent to any subsequent subletting by Lessee or a consent to any subsequent sublettings and assignments of the sublease or any amendments or modifications thereto.

                  (e) Following any Event of any Default under this Lease, Lessor may proceed directly against Lessee, or any one else responsible for the performance of this Lease, including the sublessee, without first exhausting Lessor's remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor or Lessee.

                  (f) Following any Event of Default under this Lease, Lessor, at its option and without any obligation to do so, may require any sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of Lessee under such sublease from the time of the exercise of said option to the termination of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to Lessee or for any other prior defaults of Lessee under such sublease.

                  (g) Each and every consent required of Lessee under a sublease shall also require the consent of Lessor, which consent shall not be unreasonably withheld or delayed.

                  (h) No sublessee shall further assign or sublet all or any part of the Premises without Lessor's prior written consent.

                  (i) Lessor's written consent to any subletting of the Premises by Lessee shall not constitute an acknowledgment that no default by Lessee then exists under this Lease nor shall such consent be deemed a waiver of any then existing default. Lessor shall, if requested by Lessee, certify to any assignee or sublessee as to the existence of any defaults of Lessee under this Lease then known to Lessor.

         12.4. BONUS RENT. For purposes of this Lease, "Bonus Rent" shall mean any and all rent or other consideration, whether denominated rent or otherwise, realized by Lessee under any assignment or sublease (pro rated to reflect the rent allocable to the portion of the Building subject to such assignment or sublease) in excess of (i) Base Rent, (ii) Operating Expenses,
(iii) monthly rent payment of the Allowance as provided in Section 7.5, (iv) reasonable attorneys' fees and leasing commissions incurred by Lessee in connection with such assignment or sublease, amortized over the term of the assignment or sublease, and (v) the unamortized cost of capital improvements installed in the Premises by Lessee and not removed

         12.5. ATTORNEY'S FEES. In the event Lessee shall assign or sublet the Premises or request the consent of Lessor to any assignment or subletting or if Lessee shall request the consent of .Lessor for any act Lessee proposes to do then Lessee shall pay Lessor's reasonable attorneys fees, not to exceed one thousand dollars ($1,000) incurred in connection therewith.

         12.6. REMEDY. Notwithstanding anything to the contrary in this Lease, if Lessee or any proposed transferee of Lessee claims that Lessor has unreasonably withheld its consent under this Section 12.1, their sole remedy shall be to make a written demand on Lessor and to require Lessor to submit the issue of whether Lessor has acted reasonably or unreasonably to arbitration in accordance with the following procedure:

                  (i) Within five (5) business days after Lessor's receipt of Lessee's demand, Lessor and Lessee shall attempt in good faith to mutually appoint a real estate attorney who shall have been active over the ten (10) year period ending on the date of such appointment in the leasing of commercial/industrial properties in the San Francisco/East Bay area. If the parties are unable to agree, Lessor and Lessee shall each appoint a real estate attorney, so qualified, by written notice to the other party within five (5) business days after expiration of said five (5) business day period. Within ten
(10) business days after selection of the second real estate attorney, the two real estate attorneys appointed by the parties shall mutually appoint a third real estate attorney, with the same qualifications, who shall not have previously acted as counsel to Lessor or Lessee. If either Lessor or Lessee fails to appoint a real estate attorney within the time period specified, the real estate attorney appointed by one of them shall be the arbiter of the dispute as hereinafter provided.

                  (ii) Within thirty (30) days after appointment of the real estate attorney mutually appointed by the parties or selection of the third real estate attorney (either of such attorneys hereinafter being referred to as the "arbiter"), the arbiter shall determine whether Lessor has acted reasonably or unreasonably. The parties shall have the right to submit (and by his or her appointment the arbiter shall agree to consider such written material as may be submitted) to the arbiter, and if requested by the arbiter, to make oral arguments or presentations, as necessary; provided, however, Lessor and Lessee agree to limit any written material submitted to the arbiter to fifteen (15) pages (double spaced) per party and to limit oral argument to one hour per party. The sole issue to be submitted to the arbiter for resolution is whether, under the circumstances, Lessor has acted reasonably or unreasonably under, and taking into account the terms of, this Article 12 in withholding its consent to a requested assignment or subletting. The decision of the arbiter shall be final and binding on the parties and no monetary damages or other relief shall be ordered or determined by the arbiter. Each party shall bear its own cost in connection with submittal of the issue to the arbiter and the non-prevailing party shall pay the expenses and fees of the arbiter. Except as hereinabove provided, Lessee waives all other remedies, including, without limitation, any right to monetary damages, by reason of Lessor's delay or withholding of any consent under Section 12.1 hereof.

13.      DEFAULT; REMEDIES.

         13.1. DEFAULT. The occurrence of any one or more of the following events shall constitute a material default (hereinafter an "Event of Default") of this Lease by Lessee:

                  (a) The abandonment of the Premises.

                  (b) The failure by Lessee to make any payment of rent or any other payment required to be made by Lessee hereunder, as and when due, where such failure shall continue for a period of ten (10) days after written notice thereof from Lessor to Lessee. In the event that Lessor serves Lessee with a Notice to Pay Rent or Quit pursuant to applicable Unlawful Detainer statutes such Notice to Pay Rent or Quit shall also constitute the notice required by this subparagraph.

                  (c) Except as otherwise provided in this Lease, the failure by Lessee to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Lessee, other than described in paragraphs (b), (d), (e) and (f) herein, where such failure shall continue for a period of thirty (30) days after written notice thereof from Lessor to Lessee; provided, however, that if the nature of Lessee's noncompliance is such that more than thirty (30) days are reasonably required for its cure, then Lessee shall not be deemed to be in default if Lessee commenced such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion. To the extent permitted by law, such thirty (30) day notice shall constitute the sole and exclusive notice required to be given to Lessee under applicable Unlawful Detainer statutes.

                  (d) (i) The making by Lessee of any general arrangement or general assignment for the benefit of creditors; (ii) Lessee becomes a "debtor" as defined in 11 U.S.C. Section 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty
(60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within thirty
(30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within thirty (30) days. In the event that any provision of this paragraph 13.1 (d) is contrary to any applicable law, such provision shall be of no force or effect.

                  (e) A sale, conveyance, mortgage, pledge, assignment, sublease or other transfer or encumbrance, or any attempt to do so, in violation of
Section 12.

                  (f) Lessee's failure to deliver the estoppel certificate required under Section 15, or any written instrument required under Section 29.

         13.2. REMEDIES. In the event of any such default by Lessee, Lessor may at any time thereafter, with or without notice or demand and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such default:

                  (a) Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall be entitled to its rights and remedies under Civil Code Section 1951.2 to recover from Lessee all damages incurred by Lessor or Lessor's Affiliates by reason of Lessee's default, including but not limited to: (i) the worth at the time of the award of the unpaid Base Rent and additional rent which had been earned or was payable at the time of termination; (ii) the worth at the time of the award of the amount by which the unpaid Base Rent and additional rent which would have been earned or payable after termination until the time of the award exceeds the amount of such rental loss that Lessee proves could have been reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid Base Rent and additional rent which would have been paid for the balance of the term after the time of award exceeds the amount of such rental loss that Lessee proves could have been reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all damages incurred by Lessor proximately caused by Lessee's failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses incurred by Lessor in maintaining or preserving the Premises, after such default, the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation or alteration of the Premises, Lessor's attorneys' fees and costs incurred in connection therewith, and any real estate commissions paid or payable. As used in subparts (i) and (ii) above, the "worth at the time of the award" is computed by allowing interest on unpaid amounts at the Interest Rate or such lesser amount as may then be the maximum lawful rate. As used in subpart (iii) above, the "worth at the time of the award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%). If Lessee abandons the Premises, Lessor shall have the option of (x) taking possession of the Premises and recovering from Lessee the amount specified in this subparagraph, or (y) proceeding under the provisions of subparagraph (b) below.

                  (b) Maintain Lessee's right to possession, in which case this Lease shall continue in effect whether or not Lessee shall have abandoned the Premises. In such event Lessor may enforce all of its rights and remedies under this Lease, including (but without limitation) the right to recover rent as it becomes due, and Lessor, without terminating this Lease, may exercise all of the rights and remedies of a Lessor under California Civil Code
Section 1951.4 or any successor code section. Acts of maintenance, preservation or efforts to lease the Premises or the appointment of receiver upon application of Lessor to protect Lessor's interest under this Lease shall not constitute an election to terminate Lessee's right to possession.

                  (c) Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the state wherein the Premises are located.

         13.3. LATE CHARGES. Lessee hereby acknowledges that late payment by Lessee to Lessor of Base Rent, Operating Expenses or other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Lessor by the terms of any mortgage or trust deed covering the Premises, or any portion thereof. Accordingly, if any installment of Base Rent, Operating Expenses, or any other sum due from Lessee shall not be postmarked for proper delivery to Lessor or otherwise delivered to an overnight courier service for proper delivery to Lessor within ten (10) days following the date such rent payment or other charge is otherwise due under this Lease, then, without any requirement for any additional notice to Lessee, Lessee shall pay to Lessor a late charge equal to five percent (5%) of such overdue amount. Notwithstanding the foregoing, Tenant shall be allowed two (2) late payments during each calendar year of the Lease Term without being assessed a late charge, provided such payment is not overdue more than twenty (20) days in each instance. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's default with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder.

14.      CONDEMNATION.

If the Premises or any portion thereof is taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called "Condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If the portion of the Premises taken by condemnation materially and detrimentally affects Lessee's use of the Premises, then either party may, at its option, to be exercised in writing within ten (10) days after the condemning authority shall have taken title or possession, whichever is first, terminate this Lease as of the date the condemning authority takes such possession or title. If neither party terminates this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the rent shall be reduced in the proportion that the floor area of the Building, if any, taken bears to the total floor area of the Building. No reduction of rent shall occur if the only area taken is that which does not have the Building located thereon. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Lessor, whether such award shall be made as compensation for diminution in the value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Lessee shall be entitled to any award for loss of or damage to Lessee's trade fixtures and removable personal property.

15.      ESTOPPEL CERTIFICATE.

                  (a) Lessee shall from time to time, within ten (10) business days after written notice from Lessor, execute, acknowledge and deliver to Lessor a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not any uncured defaults on the part of the Lessor, or specifying such defaults if any are claimed, and
(iii) certifying the commencement date and expiration date of the Lease Term and that there are no agreements with Lessor to extend or renew the Lease Term or permit any holding over (or if there are any such agreements, describes them with particularity); and (iv) setting forth such other information concerning this Lease or Lessee as Lessor or any other person designated by Lessor reasonably shall request. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises or the business of Lessor.

                  (b) At Lessor's option, the failure to deliver such statement within such time shall be a material default of this Lease by Lessee, without any further notice to Lessee, and such failure shall be conclusive upon Lessee that (i) this Lease is in full force and effect, without modification except as may be represented by Lessor, (ii) there are no uncured defaults in Lessor's performance, (iii) not more than one month's rent has been paid in advance, if any, and (iv) the commencement date and expiration date of this Lease is as represented by Lessor and there are no options herein except as represented by Lessor.

                  (c) If Lessor desires to finance, refinance or sell the Premises, or any part thereof, Lessee hereby agrees to deliver to any lender or purchaser designated by Lessor such publicly available financial statements and other information of Lessee as may be reasonably required by such lender or purchaser.

16.      LESSOR'S LIABILITY.

         16.1 LIMITATION ON LESSOR LIABILITY. The term "Lessor" as used herein shall mean only the owner or owners, at the time in question, of the fee title or a lessee's interests in a ground lease of the Premises, and, in the event of any transfer of such title or interest, Lessor herein named (and in case of any subsequent transfers then the grantor), subject to Section 16.2 hereof, shall be relieved from and after the date of such transfer of all liability as respects Lessor's obligations thereafter to be performed, provided that the transferee agrees to assume all such liability of Lessor under this Lease. Any funds in the hands of Lessor or the then grantor at the time of such transfer, in which Lessee has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Lessor shall, subject as aforesaid, be binding on Lessor's successors and assigns, only during their respective periods of ownership.

         16.2.    LESSOR LIABILITY FOR ENVIRONMENTAL CONDITIONS.

                  16.2.1   Notwithstanding anything to the contrary in Section
16.1 of this Lease, subject to Section 16.2.2 hereof, Lessor (including, without limitation, any successor in interest or assignee of the named Lessor under this Lease) shall not be released from its indemnification obligations under Section
7.3.2 hereof upon any sale or transfer of its interest in the Premises unless, in Lessee's reasonable judgment, the transferee or grantee of the Premises is reputable, and has a net worth, credit rating and ability to maintain sufficient financial resources to satisfy Lessor's Indemnification Costs (as that term is hereinafter defined) for the remainder of the initial Lease Term, and is able to demonstrate to the reasonable satisfaction of Lessee that in the course of its business it will maintain sufficient financial resources to satisfy Lessor's Indemnification Costs for the remainder of the initial Lease Term (provided, however, that the foregoing demonstration shall not necessarily imply any obligation of the transferee to post any security for the satisfaction of Lessor's Indemnification Costs). Lessee's determination of the adequacy of the creditworthiness and financial capability to perform of any transferee of Lessor shall be based on a reasonable evaluation of the following: (A) potential and existing environmental conditions in the area within a one and one-half mile radius of the Premises (the "Immediate Vicinity"), including, without limitation, (i) Releases or potential Releases of Hazardous Materials to soils and/or groundwater within the Immediate Vicinity, (ii) the type and activities of businesses operating within the Immediate Vicinity, such as (without limitation) industrial manufacturing facilities at which Hazardous Materials are used, stored, treated and/or generated, gasoline stations or

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

semiconductor manufacturing facilities, (iii) the presence and type of groundwater monitoring wells within the Immediate Vicinity and the analytical results of groundwater samples taken from such wells. (to the extent such information is available), and (iv) the presence and type of Hazardous Materials Release or potential Release sites within the area, such as (without limitation) sites listed on the EPA CERCLIS list (hereafter "Environmental Conditions"); (B) the estimated cost to perform Lessor's obligations set forth in Section 7.3.2 arising or potentially arising from or in connection with the Environmental Conditions; and (C) the actual, if any, or estimated cost to Lessor to perform Lessor's obligations set forth in Section 7.3.2 with respect to the Other Environmental Liabilities at the time of such transfer (collectively, the estimated and actual, if any, cost under clauses (B) and (C) above is referred to as the "Lessor's Indemnification Costs"); provided, however, at the time of the transfer, Lessor's Indemnification Costs shall in no event be deemed, for the sole purpose of evaluating the creditworthiness and financial capability to perform of any transferee of Lessor pursuant to this Section 16.2.1, to be less than Two Million Dollars ($2,000,000). Lessee shall either approve or disapprove of the creditworthiness and financial capability to perform of any transferee of Lessor within thirty (30) days after Lessor's request for such approval and the receipt by Lessee of any financial information regarding the transferee as reasonably requested by Lessee; provided, however, Lessee shall notify Lessor of the documentation needed by Lessee in order to consider the creditworthiness and financial capability to perform of any transferee and of such transferee's commitment to maintain sufficient financial resources within ten (10) business days of Lessor's request for such approval. The failure of Lessee to give its approval within said thirty (30) day period shall be deemed a disapproval (provided, however, that such deemed disapproval shall not, in and of itself, be considered an unreasonable act of Lessee). If Lessee disapproves of the creditworthiness and financial capability to perform of any transferee of Lessor, Lessor shall have the right, as its sole and exclusive remedy, to require Lessee to submit the disagreement to arbitration in accordance with the procedure provided in Rider 2 of this Lease and the decision of such arbitration shall be final and binding on the parties.

                  16.2.2 Nothing contained in this Section 16.2 shall be deemed to prevent or impair any sale or transfer by Lessor of its right, title and interest in the Premises or otherwise provide Lessee with any right to disapprove of any transferee of Lessor under this Lease. The provisions of the
Section 16.2 are intended solely as a limitation on the release of Lessor from any indemnification obligations under Section 7.3.2 of this Lease, whether accruing prior to or after any such sale or transfer. The provisions of this
Section 16.2 are personal to the named tenant under this Lease and shall not inure to the benefit of any assignee, subtenant or successor in interest (other than an Affiliate of Lessee) of the named Lessee under this Lease, it being

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

the intent of the parties that the provisions of this Section 16.2 shall be null and void following any assignment (whether voluntary or involuntary) of this Lease by the named Lessee hereunder. In addition to the foregoing, the provisions of this Section 16.2 shall be null and void during any Option Period, it being the intent of the parties that the provisions of this Section 16.2 shall only be binding on the parties during the initial Lease Term and that, regardless of whether Lessor has previously sold or transferred its right, title and interest in the Premises without being released from its obligations under
Section 7.3.2, from and after the commencement of the Option Period, subject to
Section 16.1 of this Lease, Lessor shall be released from its obligations under
Section 7.3.2 as to any claims, demands, losses or other matters made or occurring after the expiration of the initial Lease Term.

17.      SEVERABILITY.

The invalidity of any provision of this Lease as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

18.      INTEREST ON PAST-DUE OBLIGATIONS.

Except as expressly herein provided, any amount due to Lessor not paid within thirty (30) days of the date due shall bear interest at the then existing "reference rate" as announced by Bank of America NT&SA, or any successor thereto, plus one percent (1%). Such rate is herein referred to as the "Interest Rate". Payment of such interest shall not excuse or cure any default by Lessee under this Lease; provided, however, that interest shall not be payable on late charges incurred

19.      TIME OF ESSENCE.

Time is of the essence with respect to Lessee's obligations to be performed under this Lease.

20.      ADDITIONAL RENT.

All monetary obligations of Lessee to Lessor under the terms of this Lease, including, but not limited to, Operating Expenses and insurance and tax expenses payable, shall be deemed to be rent.

21.      INCORPORATION OF PRIOR AGREEMENTS; AMENDMENTS.

This Lease contains all agreements of the parties with respect to any matter mentioned herein. No prior or contemporaneous agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification.

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

22.      NOTICES.

Any notice, demand, consent or request required or permitted to be given hereunder shall be in writing and shall be given by personal delivery, certified mail, return receipt requested, or sent by overnight courier, postage prepaid, in each case addressed to Lessee or to Lessor at the address noted below the signature of the respective parties, as the case may be. Either party may by notice to the other specify a different address for notice purposes except that upon Lessee's taking possession of the Premises, the Premises shall constitute Lessee's address for notice purposes. A copy of all notices, demands, consents or requests required or permitted to be given to Lessor hereunder shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate by notice to Lessee. Notices, demands, consents or requests shall be deemed given when received or, if delivery is refused or delivery fails because of a changed address of which no notice was given, at the time delivery first was tendered.

23.      WAIVERS.

No waiver by Lessor or any provision hereof shall be deemed a waiver of any other provision hereof or of any other provision. Lessor's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to or approval of any subsequent act. The acceptance of rent hereunder by Lessor shall not be a waiver of any preceding breach by Lessee of any provision hereof other than the failure of Lessee to pay the particular rent so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

24.      RECORDING.

Lessee shall not record this Lease or a short form memorandum thereof.

25.      HOLDING OVER.

If Lessee, with Lessor's consent, remains in possession of the Premises or any part thereof after the expiration of the term hereof, such occupancy shall be a tenancy from month to month upon all the provisions of this Lease pertaining to the obligations of Lessee, but all options, if any, granted under the terms of this Lease shall be deemed terminated and be of no further effect during said month to month tenancy. If Lessee holds over in possession of the Premises without Lessor's consent, then, in addition to any other rights and remedies at law or in equity, Lessee shall pay to Lessor during such hold over one and one-half (1-1/2) times the Base Rent in effect immediately prior to such holdover in addition to all other rent hereunder, and Lessee shall indemnify Lessor, its employees, agents and representatives from and against all claims, demands, costs and liabilities as a result of or in connection with

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

such holdover.

26.      CUMULATIVE REMEDIES.

No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

27.      COVENANTS AND CONDITIONS.

Each provision of this Lease performable by Lessee and Lessor shall be deemed both a covenant and a condition.

28.      BINDING EFFECT; CHOICE OF LAW.

Subject to any provisions hereof restricting assignment or subletting by Lessee and subject to the provisions of Section 16, this Lease shall bind the parties, successors and assigns. This Lease shall be governed by the laws of the State of California and any litigation concerning this Lease between the parties hereto shall be initiated in the county in which Premises is located.

29.      SUBORDINATION/MORTGAGEE RIGHT TO CURE.

         29.1     SUBORDINATION.

                  (a) Lessor represents that as of the date of this Lease, there is no ground lease, mortgage, deed of trust, or any other hypothecation or security interest granted by Lessor encumbering the Premises.

                  (b) In the event any ground lease, mortgage, deed of trust or any other hypothecation or security encumbering the Premises is foreclosed or a deed in lieu of foreclosure is given to the mortgagee or beneficiary, or in the event any ground lease to which this Lease is subordinate is terminated, this Lease shall not be barred, terminated, cut off or foreclosed nor shall the rights and possession of Lessee hereunder be disturbed if Lessee shall not be in default in the payment of rent and other sums due hereunder or otherwise be in default under the terms of this Lease. Lessee agrees to subordinate its leasehold estate to the lien of one or more ground leases, deeds of trusts or mortgages hereafter encumbering the Premises at any time, provided that Lessor obtains the agreement of any such ground Lessor, holder of any mortgage or beneficiary under any deed of trust encumbering the Premises or any portion thereof (any such person, whether as to any existing or future lease, mortgage or deed of trust, as the case may be being referred to in this Lease as a "Lessor's Mortgagee") to the provisions of this Section 29.1 by the execution of a nondisturbance agreement in form and substance as is used by such Lessor's Mortgagee. Lessee shall attorn to any Lessor's Mortgagee if Lessor's Mortgagee succeeds to the interest of Lessor under this Lease, and Lessee shall recognize such person as Lessor under this

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

Lease.

         29.2. MORTGAGEE RIGHT TO CURE. No act or omission by Lessor which would entitle Lessee under the terms of this Lease or any applicable laws to be relieved of Lessee's obligations hereunder, or to terminate this Lease, shall result in a release or termination of such obligations or this Lease unless: (a) Lessee first shall have given written notice of Lessor's act or omission to Lessor and all Lessor's Mortgagees whose names and addresses shall have been furnished to Lessee; and (b) Lessor's Mortgagees, after receipt of such notice, fail to correct or cure the act or omission within a reasonable time thereafter (but in no event less than sixty (60) days). However, nothing contained in this Section shall impose any obligation on Lessor's Mortgagees to correct or cure any act or omission. If Lessor's Mortgagee does not elect to correct or cure any act or omission of Lessor within the time period provided above, Lessee shall have the right to pursue its remedies under this Lease or under applicable law.

30.      ATTORNEYS' FEES.

If either party brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, on trial or appeal, shall be entitled to its reasonable attorneys' fees to be paid by the losing party as fixed by the court.

31.      LESSOR'S ACCESS.

         31.1. GENERAL RIGHT OF ENTRY. Subject to, and except as otherwise limited by, Section 7.3 hereof, Lessor and Lessor's agents shall have the right to enter the Premises at any time for the purpose of inspecting the same, showing the same to prospective purchasers, lenders, or, during the last twelve
(12) months of the Lease Term, lessees, and making such alterations, repairs, improvements or additions to the Premises or to the Building of which they are part as Lessor may deem necessary or desirable. Lessor may at any time place on or about the Premises or the Building any ordinary and reasonable "For Sale" signs. All activities of Lessor pursuant to this Section 31.1 shall be without abatement of rent, nor shall Lessor have any liability to Lessee for the same.

         31.2. GENERAL CONDUCT OF LESSOR. Except for entry to the Premises in the event of an emergency, or as otherwise provided in this Section 31.2, Lessor shall give Lessee reasonable advance notice of Lessor's intent to enter the Premises, and shall, as a general matter, limit its entry to the Premises to normal business hours. Lessor's employees (including, without limitation, Lessor's agents and contractors) entering the Premises shall be prepared to provide proper identification and non-Lessor employees shall, upon request of Lessee, be accompanied by an employee of Lessee at all times while in the Premises. Lessee acknowledges that Lessor's need to make repairs, improvements, alterations or additions to the

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

Building may require Lessor to enter the Premises and perform work therein outside of normal business hours. Lessor shall give Lessee reasonable advance notice of Lessor's intent to enter the Premises for such purpose (except for emergency repairs, where only reasonable advance notice under the circumstances shall be required) and shall cooperate with Lessee to preserve the security and confidentiality of Lessee's business operations.

32.      AUCTIONS.

Lessee shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises without first having obtained Lessor's prior written consent. Notwithstanding anything to the contrary in this Lease, Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent.

33.      SIGNS.

Lessee shall not place any sign upon the Premises without Lessor's prior written consent, and then only in compliance with all applicable laws, ordinances and covenants and restrictions of record.

34.      MERGER.

The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, or a termination by Lessor, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subtenancies or may, at the option of Lessor, operate as an assignment to Lessor of any or all of such subtenancies.

35. CONSENTS. Whenever Lessor's consent or approval is required hereunder, Lessor shall not unreasonably withhold the granting of its consent or approval.

36.      BROKERS.

                  (a) The brokers involved in this transaction are J.R. Parrish, Inc. as "listing broker" and Marcus & Millichap, as "cooperating broker," each licensed real estate broker(s). A "cooperating broker" is defined as any broker other than the listing broker entitled to a share of any commission arising under this Lease. Upon execution of this Lease by both parties and following expiration and waiver of the due diligence provisions set forth in Section 3.5 hereof, Lessor shall pay to said brokers a fee as set forth in a separate agreement between Lessor and said broker(s).

                  (b) Lessee and Lessor each represent and warrant to the other that neither has had any dealings with any person, firm, broker or finder (other than the person(s), if any, whose names are set forth in Section 36(a), above) in connection with the

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

negotiation of this Lease and/or the consummation of the transaction contemplated hereby, and no other broker or other person, firm or entity is entitled to any commission or finder's fee in connection with said transaction and Lessee and Lessor do each hereby indemnify and hold the other harmless from and against any costs, expenses, attorneys' fees or liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying party.

37.      QUIET POSSESSION.

Upon Lessee paying the rent for the Premises and observing and performing all of the covenants, conditions and provisions on Lessee's part to be observed and performed hereunder, Lessee shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease.

38.      OPTIONS TO EXTEND.

                  (a) Lessee shall have the option to extend the term of this Lease (each an "Option") for three (3) additional periods of five (5) years each (each an "Option Period") commencing on the Expiration Date, as may be extended by an Option Period, upon the following terms and conditions:

                  (1) That Lessee is not in default under any of the terms, covenants, conditions or provisions of this Lease either at the time Lessee exercises the Option or as of the expiration date, as may be extended by an Option Period;

                  (2) That Lessee shall not have assigned its interest under this Lease nor sublet more than fifty percent (50%) of the Premises; and

                  (3) That Lessee shall have notified Lessor of Lessee's election to exercise such Option in the manner provided in
                  Section 22 not more than twelve (12) months nor less than nine
                  (9) months prior to the then current Expiration Date.

Unless all of the above conditions precedent have been satisfied, Lessee's exercise of the Option shall be of no force or effect and the Option shall lapse. If all of the above conditions precedent are satisfied, then the Lease Term shall automatically be extended for the Option Period and all of the terms, conditions and provisions of this Lease shall continue in full force and effect throughout the Option Period, except that the Base Rent to be paid by Lessee for the Option Period shall be adjusted as provided below.

                  (b) The Base Rent for the Option Periods shall be as

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


follows:

                  (1) For the first Option Period, the Base Rent shall be an amount equal to ninety-five percent (95%) of the fair market rental value of the Premises, but in no event (A) less than seventy-six cents ($0.76) per rentable square foot, or
                  (B) greater than eighty-five and one-half cents ($0.855) per rentable square foot. Such Base Rent shall be increased as of the commencement of the thirty-first (31st) month of the first Option Period by twelve and one-half percent (12.5%) over the Base Rent payable for the immediately preceding month.

                  (2) For the second and third Option Periods, the Base Rent shall be increased by twelve and one-half percent (12.5%) over the Base Rent payable for the immediately preceding period, and shall be increased as of the commencement of the thirty-first (31st) month of the second and third Option Periods, as applicable, by twelve and one-half percent (12.5%) over the Base Rent payable for the immediately preceding month.

                  (c) Fair Market Value. The fair market rental value of the Premises shall be determined as set forth in Rider 1 attached hereto, and in no event shall the rental for any Option Period be less than the total of rent and rental adjustments payable in the last month of the Lease Term or the then current Option Period, as the case may be.

                  (d) Each Option granted to Lessee in this Lease is personal to the original Lessee and may be exercised only by the original Lessee while occupying the Premises who does so without the intent of thereafter assigning this Lease or subletting the Premises or any portion thereof, and may not be exercised or be assigned, voluntarily or involuntarily, by or to any person or entity other than Lessee. The options, if any, herein granted to Lessee are not assignable separate and apart from this Lease.

39.      RIGHT OF FIRST REFUSAL.

         39.1. LESSEE'S RIGHT OF FIRST REFUSAL. In the event Lessor receives a Bona Fide Offer (as that term is hereinafter defined) for the purchase of all of Lessor's right, title and interest in the Premises, other than pursuant to a Permitted Excluded Transfer (as that term is hereinafter defined), and provided Lessee shall be in actual physical occupancy of not less than fifty percent (50%) of the rentable square footage of the Premises and that no Event of Default shall then exist under this Lease, Lessor shall, by notice to Lessee, offer Lessee the right to purchase all of Lessor's right, title and interest in the Premises on the same terms and conditions as contained in the Bona Fide Offer, as amended by Section 39.4 (the "First Refusal Offer"). Lessee, by notice to Lessor given within five (5) business days of the delivery of the

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

First Refusal Offer, shall have the right to accept the First Refusal Offer, whereupon the parties shall enter into negotiations for the consummation of the purchase and sale transaction on the terms of the First Refusal Offer. If Lessee does not timely accept the First Refusal Offer, Lessor may proceed to negotiate with the offeror of the Bona Fide Offer, or any other person, for the sale of the Premises and Lessor's interest therein free of Lessee's rights under this
Section 39.1., and to consummate a sale on terms and conditions materially no more favorable to Lessor than the terms contained in the Bona Fide Offer, subject to the one hundred eighty (180) day closing requirement provided in the next sentence. If Lessee timely accepts the First Refusal Offer, and following good faith negotiations, a definitive and binding purchase and sale agreement is not entered into between the parties within thirty (30) days after Lessee's acceptance of the First Refusal Offer (such period being referred to as "Lessee's Exclusivity Period"), Lessor shall have the right to terminate negotiations with Lessee and shall be free to enter into negotiations with the offeror of the Bona Fide Offer, or any other person, free of Lessee's rights under this Section 39.1, and to consummate a sale of all of Lessor's right, title and interest in the Premises on terms and conditions materially no more favorable to Lessor than the terms contained in the Bona Fide Offer; provided that the closing of any definitive and binding purchase and sale agreement entered into by Lessor with such third party shall close no later than one hundred and eighty (180) days following the expiration of Lessee's Exclusivity Period. Should Lessor fail to close such transaction within said one hundred eighty (180) day period, Lessor shall not sell the Premises and its interest therein without again complying with the provisions of this Section 39.1.

         39.2. PERMITTED EXCLUDED TRANSFERS. There shall be excepted from the transactions subject to Section 39.1 of this Lease the following transfers, which shall be deemed Permitted Excluded Transfers:

         (i) Any transfer of the Premises which is a part of a statutory reorganization of Lessor (whether by means of a sale of assets, stock, merger or consolidation), including if the Premises is transferred to a business enterprise controlling, controlled by, or under common control with, Lessor.

         (ii) Any transfer of the Premises as part of a sale or transfer of one or more other improved real property holdings of Lessor in the United States, except if, upon being informed by Lessor of Lessee's right of first refusal hereunder the proposed transferee advises Lessor that it is willing to proceed with the proposed transaction with the exclusion of the Premises from said transaction.

         (iii) Any transfer of the Premises to a lender holding a mortgage or deed of trust encumbering the Premises pursuant to a foreclosure or deed in lieu of foreclosure.

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

         39.3. BONA FIDE OFFER/REIMBURSEMENT OF DUE DILIGENCE EXPENSES. The term "Bona Fide Offer" as used in this Section 39 shall mean a letter of intent or similar written expression of interest from a third party outlining the terms and conditions on which such person would be willing to purchase all of the right, title and interest of Lessor in the Premises. If Lessee accepts the First Refusal Offer in accordance with Section 39.1 of this Lease and the sale of the Premises to Lessee is consummated in accordance therewith, Lessee shall be obligated to reimburse the offeror of the Bona Fide Offer up to $50,000 in due diligence costs (including attorneys' and other professionals' fees) actually incurred by such person (as evidenced by supporting documentation reasonably acceptable to Lessee) in connection with the presentation of the Bona Fide Offer and the investigation of the Premises and Lessor's title thereto; provided that, as a condition to such reimbursement, the offeror provides to Lessee copies of any non-privileged reports and information generated by such due diligence investigation.

         39.4. MODIFICATION OF BONA FIDE OFFER. Notwithstanding anything to the contrary in the Bona Fide Offer received by Lessor, the Bona Fide Offer shall be deemed amended to provide for the following terms and conditions and the same shall be included as part of any agreement whereby Lessor shall sell all of its right, title and interest in the Premises to Lessee (and the same shall be deemed incorporated into the First Refusal Offer):

         (i) The First Refusal Offer shall provide for a due diligence period applicable to Lessee's investigation of the Premises of not more than thirty (30) days;

         (ii) The First Refusal Offer shall not contain any representations or warranties regarding this Lease or compliance with laws by Lessee; and

         (iii) The First Refusal Offer shall not contain any representations or warranties regarding the condition or good working order of any improvements, Building Systems or other facilities being maintained by Lessee or that have been substantially altered by Lessee.

         39.5.    PERSONAL TO LESSEE. The right granted to Lessee under this
Section 39 is personal to the named tenant under this Lease and shall not inure to the benefit of any assignee, subtenant or successor in interest to Lessee (other than an Affiliate of Lessee) under this Lease.

         39.6. TERMINATION OF SECTION 16.2. Subject to, and without limiting the rights of the parties to agree on, any allocation of liabilities and obligations (including, without limitation, liabilities and obligations relating to Hazardous Materials and Releases thereof) in any purchase and sale agreement to be entered into between Lessor and Lessee, the consummation of the sale of the

Premises to Lessee pursuant to the right granted Lessee under this Section 39 shall automatically be deemed a transfer under Section 16.2.1 of this Lease to a person that satisfies the creditworthiness and financial capability to perform requirements thereof and, notwithstanding anything to the contrary in this Lease, Lessor shall be released from any liability under this Lease (including, without limitation, Section 16.2).

40.      SECURITY MEASURES.

Lessee hereby acknowledges that Lessor shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Premises. Lessee assumes all responsibility for the protection of Lessee, its employees, agents and invitees and the property of Lessee and of Lessee's employees, agents and invitees from acts of third parties. In addition, Lessee agrees, at its sole cost, to cause all security measures affecting the Premises to be in compliance with all applicable laws.

41.      EASEMENTS.

Lessor reserves to itself the right, from time to time, to grant such easements, rights and dedications that Lessor deems necessary or desirable, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises. Lessee shall sign any of the aforementioned documents upon request of Lessor and failure to do so shall constitute a default of this Lease by Lessee without the need for further notice to Lessee.

42.      AUTHORITY.

If Lessee is a corporation, trust, or general or limited partnership, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said entity. If Lessee is a corporation, trust or partnership, Lessee shall, within thirty (30) days after execution of this Lease, deliver to Lessor evidence of such authority satisfactory to Lessor.

43.      CONFLICT.

Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions, if any, shall be controlled by the typewritten or handwritten provisions.

44.      OFFER.

Preparation of this Lease by Lessor or Lessor's agent and submission of same to Lessee shall not be deemed an offer to Lease. This Lease shall become binding upon Lessor and Lessee only when fully executed and delivered by Lessor and Lessee.

45. HEADINGS/DEFINED TERMS.

         45.1. HEADINGS. The subject headings of the sections of this Lease are provided for convenience only and shall not affect the construction or interpretation of any of the provisions thereof.

         45.2. DEFINED TERMS. The meanings of the following terms when used in this Lease shall be determined as follows:

Additional Allowance                                  Section 7.5
Additional Permitted Expenditures                     Section 7.5
Affiliate of Lessee                                   Section 12.1(iv)
Affiliate of Lessor                                   Section 7.3.2(c)
Alterations                                           Section 7.4(b)
Arbitration Notice                                    Rider 2
Base Rent                                             Section 4.1
Bona Fide Offer                                       Section 39.3
Bonus Rent                                            Section 12.4
Building Systems                                      Section 3.3.1
Certified Accountant                                  Section 4.3
Cleanup Actions                                       Section 7.3.3(a)(ii)
Closure Permits                                       Section 7.3.8
Commencement Date                                     Section 3.1.1
Condemnation                                          Section 14
Delivery Date                                         Section 3.1
Environmental Conditions                              Section 16.2.1
Environmental Liabilities                             Section 7.3.3(a)
Event of Default                                      Section 13
Expiration Date                                       Section 3.1
Facilities Manager's Certificate                      Section 3.5.4
First Refusal Offer                                   Section 39.1
Force Majeure                                         Section 3.1.1
Hazardous Materials                                   Section 7.3.11(a)
Hazardous Materials Laws                              Section 7.3.11(b)
Immediate Vicinity                                    Section 16.2.1
Indemnification Period                                Section 7.3.11(c)
Initial Allowance                                     Section 7.5
Initial Permitted Expenditures                        Section 7.5
Inspection                                            Section 7.3.9(a)
Insured Loss                                          Section 9.1(c)
Interest Rate                                         Section 18
Lease Term                                            Section 3.1
Lessee Indemnitees                                    Section 7.3.2(a)
Lessee's Exclusivity Period                           Section 39.1
Leasehold Improvements                                Section 8.2.1
Lessor Indemnitees                                    Section 7.3.3(a)
Lessor's Indemnification Costs                        Section 16.2.1
Lessor's Mortgagee                                    Section 29.1(b)
Management Fee                                        Section 4.2(a)(iii)
Market Rent                                           Rider 1
Operating Expenses                                    Section 4.2(a)

Option                                                Section 38(a)
Option Period                                         Section 38(a)
Other Cleanup Actions                                 Section 7.3.2(a)(ii)
Other Environmental Liabilities                       Section 7.3.2(a)
Permit to Enter                                       Section 3.5.1
Permitted Excluded Transfer                           Section 39.1
Premises Partial Damage                               Section 9.1(a)
Premises Total Destruction                            Section 9.1(b)
Real Property Taxes                                   Section 4.2(b)
Release(s)                                            Section 7.3.11(d)
Replacement Cost                                      Section 9.1(d)
Scheduled Commencement Date                           Section 3
Security Deposit                                      Section 5
Termination Inspection                                Section 7.3.10
Utility Installation                                  Section 7.4(a)

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN AND, BY EXECUTION OF THIS LEASE, SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

LESSOR                                   LESSEE

SHUWA INVESTMENTS CORPORATION,           READ-RITE CORPORATION, a
a California corporation                  Delaware corporation

By: /s/ [ILLEGIBLE]                      By: /s/ [ILLEGIBLE]
    ---------------------------              ---------------------------
Its:  Vice Chairman                      Its: Secretary


ADDRESS FOR LESSOR NOTICES AND           LESSEE'S ADDRESS FOR NOTICE
FOR PAYMENT OF RENT:

Shuwa Investments Corporation            Read-Rite Corporation
150 Spear Street                         345 Los Coches Street
San Francisco, California 94105          Milpitas, California 95035

                                     Rider 1
                                Fair Market Value

(a) Good Faith Negotiations. Within thirty (30) days of Lessee's exercise of the Option, the parties shall meet at a mutually agreeable time and place to present such evidence as either party desires in an effort to mutually and in good faith attempt to arrive at a mutually agreeable fair market rent for the Premises effective for the Option Term (the "Market Rent). If the parties are unable within such thirty (30) day period to arrive at a Market Rent, Lessor may, at any time after such impasse has been reached, deliver to Lessee a statement ("Lessor's Statement") setting forth Lessor's determination of the Market Rent. If Lessor does not deliver Lessor's Statement to Lessee by six (6) months prior to the Option Period commencement, the sole right of Lessee shall be to elect, by written notice ("Appraisal Notice") to Lessor, to have the issue of the Market Rent determined by appraisal pursuant to the procedures set forth in this Rider.

(b) Lessee's Election. If a Lessor's Statement is delivered to Lessee, Lessee shall have the right, within fifteen (15) days after receipt of Lessor's Statement, to elect either of the following:

                  (i) To accept in writing the Market Rent set forth in Lessor's Statement; or

                  (ii)     To give an Appraisal Notice to Lessor.

If Lessee does not timely elect either of the alternatives provided above, Lessee shall be deemed to have elected to have the issue of Market Rent determined by appraisal pursuant to the following procedure, and the award or decision rendered in such proceeding shall be final and binding on the parties.

(c) Two Appraisers. In the event that Lessee elects or is deemed to have elected the appraisal procedure, within fifteen (15) days after receipt of the Appraisal Notice, each party, at its own cost and by giving notice to the other party, shall appoint a real estate appraiser, with a membership in the American Institute of Real Estate Appraisers or the Society of Real Estate Appraisers and at least five (5) years' full-time commercial appraisal experience in the Silicon Valley, to appraise and determine the Market Rent. If, in the time provided, only one (1) party shall give notice of appointment of an appraiser, the single appraiser appointed shall determine the Market Rent. If two (2) appraisers are appointed by the parties, the two (2) appraisers shall independently, and without consultation, prepare a written appraisal of the Market Rent, consistent with the criteria provided in subsection (g) below, within thirty (30) days. Each appraiser shall seal its respective appraisal after completion. After both appraisals are completed, the resulting estimates of the Market Rent shall be opened and compared. If the value of the appraisals differ by no more than ten percent (10%) of the value of the higher appraisal, then the Market Rent shall be the average of the two (2) appraisals.

(d) Three Appraisers. If the values of the appraisals differ by more than ten percent (10%) of the value of the higher appraisal, the two (2) appraisers shall designate a third appraiser meeting the qualifications set forth in subsection (c), above. If the two (2) appraisers have not agreed on the third appraiser after ten (10) days, either Lessor or Lessee, by giving ten (10) days notice to the other party, may apply to the then Presiding Judge of the Superior Court of Alameda County for the selection of a third appraiser who meets the qualifications set forth in subsection (c) above. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either party. The role of the third appraiser shall be to select, within ten
(10) days after submission to him or her of the appraisals of the two other appraisals, which of the two appraisals most closely approximates the third appraiser's determination, consistent with the criteria of subsection (g) hereof, of Market Rent. The third appraiser shall have no right to propose a middle ground or any modification of either of the two other appraisals. The determination of Market Rent chosen by the third appraiser shall be final and binding upon the parties.

(e) Delay. If the determination of the Market Rent is delayed beyond the Option Period commencement, Lessee shall pay Base Rent in the amount in effect immediately preceding the Option Period commencement until the first day of the month following the determination of the Market Rent. On the first day of the month following the determination of the Market Rent, there shall be an adjustment made to the Base Rent payment then due for the difference between the amount of Base Rent Lessee has paid to Lessor since the Option Period commencement and the amount that Lessee would have paid if the Base Rent as adjusted pursuant to this subsection had been in effect as of the Option Period commencement.

(f) Costs. Each party shall pay the fees and expenses of their own appraiser, and fifty percent (50%) of the fees and expenses of the third appraiser.

(g) Criteria. The appraisers shall determine the Market Rent using the "market comparison approach," for renewal leases (to the extent such information is available), with the relevant market being that for similar space in the vicinity of the Premises as of the commencement of the Option Period, taking into consideration location, condition and improvements to the space. The appraisers shall use their best efforts to fairly and reasonably appraise and determine the Market Rent in accordance with the terms of the Lease and this Rider, and shall not act as advocates for either Lessor or Lessee.

(h) Limitation on Appraisers' Authority. The appraisers shall have no power to modify the provisions of the Lease or this Rider, and their sole function shall be to determine the Market Rent in accordance with this Rider.

                                     Rider 2
                           Arbitration Procedures for
                          Financial Creditworthiness of
                                   Transferee

Mindful of the high cost of litigation, not only in dollars but time and energy as well, the parties intend to and do hereby establish a quick, final and binding out of court dispute resolution procedure to be followed in the unlikely event controversy should arise under Section 16.2 of the Lease. Accordingly, the parties do hereby covenant and agree as follows:

(a) If Lessee disapproves or is deemed to have disapproved the creditworthiness and financial capability to perform of any transferee of Lessor in accordance with Section 16.2.1 of the Lease, Lessor may, at any time after such disapproval, deliver to Lessee a written notice (the "Arbitration Notice") to have the issue determined by alternative dispute resolution in accordance with this Rider. The issue to be submitted to arbitration shall be whether, in the exercise of reasonable judgment, the transferee or grantee of Lessor is reputable, and has a net worth, credit rating and ability to maintain sufficient financial resources to satisfy Lessor's Indemnification Costs (as that term is defined in Section 16.2.1 of the Lease) for the remainder of the initial Lease Term, and is able to demonstrate to the reasonable satisfaction of the arbitrator that in the course of its business it will maintain sufficient financial resources to satisfy Lessor's Indemnification Costs for the remainder of the initial Lease Term (provided, however, that the foregoing demonstration shall not necessarily imply any obligation of the transferee to post any security for the satisfaction of Lessor's Indemnification Costs), based on the criteria set forth in Section 16.2.1 of the Lease (the "Dispute"). If the arbitrator determines that Lessor is the prevailing party, Lessor shall be released from any liability under the Lease in accordance with Section 16.1 of the Lease (and without application of Section 16.2 of the Lease).

(b) If Lessor has served Lessee with an Arbitration Notice, the Dispute shall be settled by final and binding arbitration administered by and in accordance with the then existing Rules of Practice and Procedure of Judicial Arbitration and Mediation Services, Inc. (JAMS), at a location in San Francisco, California determined by the arbitrator. The award of the arbitrator shall be final and binding upon the parties without appeal or review. Application may be had by any party to any court of general jurisdiction for entry and enforcement of judgment based on said award.

(c) The arbitrator shall determine which is the prevailing party and shall include in the award that party's reasonable attorney fees and costs.

                            SECOND AMENDMENT TO LEASE

         THIS SECOND AMENDMENT TO LEASE ("Second Amendment") is dated for reference purposes only as of May 28, 2002 and is entered into between OSGOOD ROAD VEF V, LLC, a Delaware limited liability company ("Landlord"), and READ-RITE CORPORATION, a Delaware Corporation ("Tenant).

                                    Recitals

A. Landlord's predecessor, Shuwa Investments Corporation ("Shuwa"), a California corporation and Tenant entered into that Single Tenant Industrial Lease Agreement dated August 24, 1992, with respect to premises know as 44100 Osgood Road, Fremont, California (the "Lease Agreement"). The Lease Agreement was amended by the Supplement to Single Industrial Lease Agreement (the "Supplement") dated April 14, 2000. On October 10, 2001 Landlord acquired title of the Premises from Shuwa and entered into the Lease Amendment dated October 10, 2001 (the "First Amendment"). The Lease Agreement, Supplement and First Amendment are collectively the "Lease". Words defined in the Lease Agreement have the same meanings in this Amendment.

B.       Tenant and Landlord wish to extend the term of the Lease, pursuant to
         Section 38 of the Lease Agreement, as set forth in this Amendment.

         NOW, THEREFORE, in consideration of the covenants set forth herein, Landlord and Tenant hereby agree as follows:

1. Term. The term of the Lease is hereby extended for a period of five years (5) years, commencing on March 1, 2003 and ending on February 28, 2008 (the Extended Period").

2. Monthly Rent. Effective as of March 1, 2003, the monthly Base Rent shall be eighty-five and one-half cents ($0.855) per rentable square foot for the first 30 months of the Extended Period and such Base Rent shall be increased at the commencement of the 31st month of the Extended Period by 12.5.% to $0.962 per rentable square foot effective from the thirty-first (31st) month of the Extended Period through the remainder of the Extended Period.

3. Confirmation of Lease. Except as amended hereby, the Lease is unmodified, and as amended hereby, the Lease remains in full force and effect.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first above written.

                                   OSGOOD ROAD VEF V, LLC,
                                   a Delaware limited liability company

                                   By: VALUE ENHANCEMENT FUND V, L.P.,
                                   a Georgia limited partnership, Member

                                       By: LENDLEASE REAL ESTATE
                                       INVESTMENTS INC., a Delaware corporation,
                                       Manager

                                       By: /s/ [ILLEGIBLE]
                                           -------------------------------
                                       Its: PRINCIPAL

                                   READ-RITE CORPORATION, a Delaware
                                   corporation

                                       By: /s/ [ILLEGIBLE]
                                           -------------------------------
                                       Its: Sr. VP & CFO